The information in this prospectus supplement and the prospectus is not complete and may be changed. We may not sell these securities until a final prospectus supplement and prospectus are delivered. This prospectus supplement and the prospectus is not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                       Filed Pursuant to Rule 424(b)(2)
                                       Registration Nos. 333-66861; 333-66861-04

  THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT WILL BE AMENDED OR COMPLETED;
                             DATED DECEMBER 7, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 2, 1998)

                               10,000,000 SHARES
                         BEAR STEARNS CAPITAL TRUST II
                        % TRUST ISSUED PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                        THE BEAR STEARNS COMPANIES INC.
                                ---------------

/ /  The Preferred Securities will be redeemed on the earlier of December
          , 2028 (the maturity date of the underlying Debentures) or the date the Company redeems or prepays the Debentures. The Company may redeem the Debentures at their principal amount plus accrued interest beginning
    December       , 2003.

/ /  Distributions will be payable at an annual rate of    %.

/ /  The Trust will make distributions on the Preferred Securities on January
    15, April 15, July 15 and October 15 of each year beginning January 15,
    1999.

/ / The Trust has the right to defer distributions on the Preferred Securities for up to 20 consecutive quarterly periods.

/ / The Preferred Securities will be represented by one or more global certificates registered in the name of Cede & Co., the nominee of The Depositary Trust Company ("DTC"). Except in the limited circumstances described under the heading "Description of Preferred Securities-- Global Preferred Securities," you will not receive definitive certificates for the Preferred Securities.

/ / The Preferred Securities have been approved for listing (subject to issuance) on the New York Stock Exchange under the trading symbol "BSC PrY." Trading of the Preferred Securities on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the Preferred Securities.

    INVESTMENT IN THE PREFERRED SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 5 OF THE ACCOMPANYING PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
         THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                 UNDERWRITING        PROCEEDS, BEFORE
                                                        PRICE TO PUBLIC(1)        DISCOUNTS         EXPENSES, TO TRUST
Per Preferred Security...............................           $                     $                     $
Total................................................           $                     $                     $

(1) Plus any accrued distributions from              , 1998 to the date of
    delivery.

    Affiliates of the Company, including Bear, Stearns & Co. Inc., may use this Prospectus Supplement and the accompanying Prospectus in connection with offers and sales of the Preferred Securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

    The Underwriters are offering the Preferred Securities subject to receipt and acceptance by them and subject to their right to reject all or a part of any order. The Underwriters expect that the Preferred Securities will be ready for delivery in book-entry form only through the book-entry facilities of DTC in New
York, New York, on or about              , 1998 against payment in immediately
available funds.

BEAR, STEARNS & CO. INC.

        LEHMAN BROTHERS

                MERRILL LYNCH & CO.

                         MORGAN STANLEY DEAN WITTER

                                 PAINEWEBBER INCORPORATED

                                          PRUDENTIAL SECURITIES INCORPORATED

                                                  SALOMON SMITH BARNEY

                               December   , 1998

                              CERTAIN DEFINITIONS

    Unless otherwise stated in this Prospectus Supplement:

    - the "Company" refers to The Bear Stearns Companies Inc. and its subsidiaries;

    - "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

    - "BSSC" refers to Bear, Stearns Securities Corp.;

    - "BSIL" refers to Bear, Stearns International Limited;

    - the "Trust" refers to Bear Stearns Capital Trust II; and

    - "Preferred Securities" refers to the Trust's   % Trust Issued Preferred
      Securities offered by this Prospectus Supplement.

Other capitalized terms that are used but not defined in this Prospectus Supplement have the meanings given to them in the accompanying Prospectus.

    Bear Stearns, BSSC, BSIL and the Trust are subsidiaries of the Company.

                           FORWARD-LOOKING STATEMENTS

    THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS INCLUDE AND INCORPORATE BY REFERENCE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES LAWS. ALL STATEMENTS REGARDING THE COMPANY'S AND THE TRUST'S EXPECTED FINANCIAL POSITION, BUSINESS AND FINANCING PLANS ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ALSO INCLUDE REPRESENTATIONS OF OUR EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE ASSOCIATED WITH THE EFFECT OF INTERNATIONAL, NATIONAL AND REGIONAL ECONOMIC CONDITIONS AND THE PERFORMANCE OF BEAR STEARN'S AND BSSC'S PRODUCTS WITHIN THE PREVAILING ECONOMIC ENVIRONMENT. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, SUCH EXPECTATIONS MAY PROVE TO BE INCORRECT. CAUTIONARY STATEMENTS DESCRIBING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ARE DISCLOSED IN THIS PROSPECTUS SUPPLEMENT, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY SUCH CAUTIONARY STATEMENTS.

                         PROSPECTUS SUPPLEMENT SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE PREFERRED SECURITIES, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                  THE COMPANY

    The Bear Stearns Companies Inc. is a holding company that, through its principal subsidiaries, Bear Stearns, BSSC and BSIL, is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments and institutional and individual investors worldwide. The Company's business includes:

    - market-making and trading in corporate, United States government, government-agency, mortgage-related, asset-backed and municipal securities;

    - trading in equity and debt corporate securities, options, futures, foreign currencies, interest-rate swaps and other derivative products;

    - securities and commodities arbitrage;

    - securities, options and commodities brokerage;

    - underwriting and distributing securities;

    - providing securities clearance services;

    - financing customer activities;

    - securities lending;

    - arranging for the private placement of securities;

    - advising clients in mergers, acquisitions, restructurings and leveraged transactions;

    - providing other financial advisory services;

    - making principal investments in leveraged acquisitions;

    - acting as specialist on the floor of the New York Stock Exchange;

    - providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and

    - financial market and securities research.

    The principal executive office of the Company and the Trust is located at 245 Park Avenue, New York, New York 10167; the telephone number of the Company and the Trust is (212) 272-2000. The Company's Internet address is http://www.bearstearns.com.

                                   THE TRUST

    The Trust is a statutory business trust created under Delaware law. As a Delaware business trust, the Trust will be subject to (i) an amended and restated trust agreement (the "Trust Agreement") executed by the Company, as Depositor, the Delaware Trustee, the Property Trustee and three Administrators and (ii) a certificate of trust filed with the Delaware Secretary of State. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). The Trust will only have the following purposes:

    - issuing and selling its Common Securities and Preferred Securities (the "Trust Securities");

    - using the proceeds from such sale to acquire the Debentures issued by the Company; and

    - engaging in other activities necessary or incidental to the above purposes (for example, registering the transfer of Trust Securities).

    Accordingly, the Debentures will be the only assets of the Trust, and payments received from the Debentures will be the only revenue of the Trust.

           OVERVIEW OF DEBENTURES, PREFERRED SECURITIES AND GUARANTEE

    The Preferred Securities being offered in this Prospectus Supplement represent preferred undivided beneficial interests in the assets of the Trust. The Company will be the owner of the Common Securities that represent common undivided beneficial interests in the assets of the Trust. As a holder of Preferred Securities, you will be entitled to a preference over the Common Securities of the Trust in certain circumstances with respect to (i) cash Distributions and (ii) amounts payable on redemption or liquidation.

    The Trust will invest all of the proceeds of the sale of the Preferred
Securities and the Common Securities in the Company's   % Junior Subordinated
Deferrable Interest Debentures (the "Debentures"). See "Description of Debentures." The Debentures will:

    - be unsecured and subordinated and junior in right of payment to all Senior Debt of the Company, including debt incurred after the date you purchase Preferred Securities;

    - have an aggregate principal amount equal to the aggregate stated Liquidation Amount of the Preferred Securities and the Common Securities;

    - bear interest at a rate of   % per annum; and

    - mature on December   , 2028 unless redeemed or prepaid earlier.

    The Company will guarantee the payment of Distributions and payments on liquidation of the Trust or on redemption of the Preferred Securities. See "Description of Guarantees" in the accompanying Prospectus. The Company's obligations under the Guarantee will be unsecured and junior in right of payment to all Senior Debt of the Company. Taken together, the Company's obligations under the Debentures, the Indenture, the Trust Agreement and the Guarantee will provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. See "Relationship Among Debentures, Preferred Securities and Guarantees-- Full and Unconditional Guarantee" in the accompanying Prospectus.

                                  THE OFFERING

Securities Offered...........  10,000,000 shares of    % Trust Issued Preferred Securities
                               (Liquidation Amount $25 per Preferred Security) guaranteed to the extent set forth herein by the Company. See
                               "Description of Guarantees" in the accompanying Prospectus.

Offering Price...............  $         per Preferred Security.

Distributions................  As a holder of Preferred Securities, you will be entitled to receive preferential cumulative cash Distributions arising from the payment of interest on the Debentures at the annual
                               rate of    %. See "Description of Preferred
                               Securities--Distributions."

Distribution Dates...........  January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1999.

Extension Periods............  The Company has the right to defer the payment of interest periodically on the Debentures. No Extension Period will be more than 20 consecutive quarterly periods or extend beyond the maturity of the Debentures. If the Company elects to
                               defer the payment of interest on the Debentures,
                               Distributions on the Preferred Securities would be deferred during any such Extension Period. "See Description of
                               Debentures--Option to Defer Interest Payments" and "Certain
                               Federal Income Tax Consequences-- Interest, Original Issue
                               Discount, Premium and Market Discount."

Ranking......................  The Preferred Securities will rank equally, and payments on the Preferred Securities will be made proportionately (based on Liquidation Amounts), with the Common Securities except as described under "Description of Preferred Securities--
                               Subordination of Common Securities."

                               The Debentures will rank equally with any other subordinated debentures issued by the Company with substantially similar subordination terms. The Debentures will be unsecured and
                               subordinate and junior in right of payment to all Senior
                               Debt of the Company.

                               Senior Debt includes all existing and future indebtedness of the Company, unless the terms of such indebtedness provide that such obligations are not superior in right of payment to the Debentures or to other indebtedness which ranks
                               equally with, or is subordinated to, the Debentures. See
                               "Description of Debentures." At September 25, 1998, the
                               Company had outstanding (on an unconsolidated basis)
                               approximately $28.6 billion of debt, including approximately
                               $27.2 billion of Senior Debt, none of which is secured, and subsidiaries of the Company had outstanding (on an
                               unconsolidated basis) approximately $125.5 billion of debt and other obligations (including $52.0 billion related to
                               securities sold under repurchase agreements, $44.6 billion related to payables to customers, $21.9 billion related to financial instruments sold, but not yet purchased and $7.0 billion of other liabilities, including $2.8 billion of
                               debt).

                               The Guarantee generally will rank equally with any other
                               guarantees issued by the Company with respect to any
                               preferred securities issued by other trusts established by the Company. However, the Company will not be able to make payments under the Guarantee if a payment restriction event occurs with respect to the debentures issued to Bear Stearns
                               Capital Trust I. See "Description of
                               Debentures--Restrictions on Certain Payments." The Guarantee
                               will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all
                               Senior Debt of the Company in the same manner as the
                               Debentures. The Company has also agreed separately to
                               guarantee the obligations of the Trust with respect to the
                               Common Securities. See "Description of Guarantees" in the
                               accompanying Prospectus.

Redemption...................  The Preferred Securities are subject to mandatory redemption

                               - when the Debentures are repaid at maturity;

                               - when the Company elects to prepay all (but not a part) of the Debentures if a Special Event occurs and is continuing;

                               - when the Company elects to redeem the Debentures at any
                               time beginning on December   , 2003;

                               in each case at the applicable redemption or prepayment
                               price. See "Description of Preferred Securities--Redemption or Exchange."

Rating.......................  The Preferred Securities are rated "BBB" by Standard &
                               Poor's Ratings Services and "a3" by Moody's Investors
                               Services, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating organization.

ERISA Considerations.........  If you are an employee benefit plan subject to Part 4 of
                               Title I of ERISA or Section 4975 of the Internal Revenue
                               Code, you should not purchase Preferred Securities unless
                               you qualify for a prohibited transaction exemption. See
                               "ERISA Considerations" in the accompanying Prospectus.

Absence of Market for the
  Preferred Securities.......  The Preferred Securities will be a new issue of securities for which there currently is no market. The Preferred
                               Securities have been approved for listing (subject to
                               issuance) on the New York Stock Exchange. Trading of the
                               Preferred Securities on the New York Stock Exchange is
                               expected to begin within 30 days after the initial delivery of the Preferred Securities. The Company does not know the extent to which investor interest in the Preferred
                               Securities will lead to the development of a trading market or how liquid that market will be.

Use of Proceeds..............  The proceeds to the Trust from the sale of the Preferred
                               Securities will be invested by the Trust in the Debentures.
                               The Company intends to use the net proceeds from the sale of the Debentures for general corporate purposes. See "Use of
                               Proceeds."

    For additional information regarding the Preferred Securities, see "Description of Preferred Securities," "Description of Debentures," "Description of Guarantee" and "Certain Federal Income Tax Consequences."

                                  RISK FACTORS

    Prospective investors should carefully consider the matters set forth under "Risk Factors" beginning on page S-7 of this Prospectus Supplement and page 5 of the accompanying Prospectus.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS BEFORE DECIDING TO INVEST IN THE PREFERRED SECURITIES.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE DEBENTURES

    The Company's obligations under the Guarantee and the Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt of the Company. At September 25, 1998, the Company had outstanding (on an unconsolidated basis) approximately $28.6 billion of debt, including approximately $27.2 billion of Senior Debt, none of which is secured, and subsidiaries of the Company had outstanding (on an unconsolidated basis) approximately $125.5 billion of debt and other obligations (including $52.0 billion related to securities sold under repurchase agreements, $44.6 billion related to payables to customers, $21.9 billion related to financial instruments sold, but not yet purchased and $7.0 billion of other liabilities, including $2.8 billion of debt). The Indenture, the Guarantee and the Trust Agreement do not limit the amount of additional secured or unsecured debt, including Senior Debt, that the Company may incur. See "Description of Guarantee" and "Description of Debentures--Subordination." Because the Company is a holding company, the Company's right to participate in any distribution of assets of any subsidiary, when such subsidiary is liquidated or reorganized, is subject to the prior claims of creditors of the subsidiary. Accordingly, the Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Debentures should look only to the assets of the Company for payments on the Debentures. See "Prospectus Supplement Summary--The Company."

    The ability of the Trust to pay amounts on the Preferred Securities is solely dependent upon the Company making payments on the Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; PRICE CONSEQUENCES

    The Company will have the right under the Indenture to periodically defer payment of interest for an Extension Period of up to 20 consecutive interest payment periods. The Extension Period may not extend beyond the maturity of the Debentures. As a consequence of any such deferral, your Distributions on the Preferred Securities will be deferred (and the amount of Distributions to which
you are entitled will accumulate additional Distributions at the rate of   % per
annum, compounded quarterly, but not exceeding the interest rate then accruing on the Debentures) from the relevant payment date for such Distributions during any such Extension Period.

    During any Extension Period, the Company will not and will not permit any subsidiary of the Company to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock;

    - make any payment of principal, any premium or interest on or repay, repurchase or redeem any debt securities of the Company (including other series of Debentures) that rank equally with or junior in interest to the Debentures; or

    - make any guarantee payments on any guarantee by the Company of the debt securities of any subsidiary if such guarantee ranks equally with or junior in interest to the Debentures.

    The Company will be permitted to make:

    - dividends or distributions in capital stock of the Company;

    - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to such plan;

    - payments under (i) the Guarantee and any other guarantee with respect to a series of related preferred securities and (ii) any guarantee for the benefit of holders of the capital securities of Bear Stearns Capital Trust I;

    - purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees; and

    - payments of interest under a loan agreement with Bear Stearns Finance LLC.

    Before any such Extension Period terminates, the Company may further extend such Extension Period if such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the maturity of the Debentures. When any Extension Period terminates and all then accrued and unpaid interest on the Debentures (together with interest on such deferred interest at
the annual rate of   %, compounded quarterly, as permitted by applicable law)
have been paid, the Company may begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Debentures--Option to Defer Interest Payments" and "Description of Preferred Securities--Distributions."

    If an Extension Period occurs, as a holder of Preferred Securities you will, regardless of your regular method of accounting, continue to accrue income for United States federal income tax purposes (in the form of original issue discount) in respect of your proportionate share of the Debentures held by the Trust. As a result, you will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash. You will not receive the cash related to such income from the Trust if you sell your Preferred Securities before the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest, Original Issue Discount, Premium and Market Discount" and "--Sale or Redemption of Preferred Securities."

    Because the Indenture limits the Company's ability to pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock during an Extension Period, it is unlikely that the Company will elect to defer interest payments. In the event that the Company elects to exercise such right, the market price of the Preferred Securities is likely to be adversely affected. If you sell Preferred Securities during an Extension Period, you might not receive the same return on your investment as holders who continue to hold their Preferred Securities. In addition, due to the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the assets of the Trust) may be more volatile than the market prices of other securities that are not subject to such deferrals.

SPECIAL EVENT PREPAYMENT

    If a Special Event regarding the Debentures occurs and is continuing, the Company may prepay all (but not a part) of the Debentures at any time within 90 days of the date of such Special Event at the prepayment price. Such a prepayment of Debentures would cause a mandatory redemption of the Preferred Securities. See "Description of Preferred Securities--Redemption or Exchange."

    The Internal Revenue Service (the "IRS") has recently challenged another company's deduction for interest paid on a debt instrument similar in some respects to the Debentures and issued to an entity similar to the Trust. The Company and the Trust do not believe that this challenge will affect the Company's ability to deduct interest payments on the Debentures. However, further developments favoring the IRS's challenge, or other unrelated developments, could cause a Tax Event. In addition, laws and regulations have been proposed in the past which, if adopted, could also cause a Tax Event.

    A "Special Event" means an Investment Company Event or a Tax Event.

    An "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the effect that, as a result of a change in the laws (or any regulations) or in official administrative or judicial interpretation or application of such laws (or regulations), there is more than an insubstantial risk that the Trust is or will be required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") on or after the date of the issuance of the Preferred Securities.

    A "Tax Event" means the receipt by the Trust of an opinion of counsel to the effect that, as a result of a change in the laws (or any regulations) or in official administrative or judicial interpretation or application of such laws (or regulations), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) all or a part of the interest payable by the Company on the Debentures is not, or within 90 days will not be, deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days, subject to more than a minimal amount of taxes, duties or governmental charges.

EXCHANGE OF PREFERRED SECURITIES FOR DEBENTURES

    The Company will be able to dissolve the Trust at any time and distribute (after satisfaction of liabilities to creditors as required by applicable law) Debentures to you as a holder of Preferred Securities in liquidation of the Trust. See "Description of Preferred Securities--Liquidation Distribution on Dissolution."

    Under current United States federal income tax law and its interpretations and assuming (as expected) that the Trust is treated as a grantor trust, a distribution by the Trust of the Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to you as a holder of Preferred Securities and will result in your receiving directly your proportionate share of the Debentures (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Debentures to you, as a holder of Preferred Securities, by the Trust would be a taxable event to the Trust and each holder, and you as a holder of Preferred Securities would recognize gain or loss as if you had exchanged your Preferred Securities for the Debentures you received when the Trust was liquidated. See "Certain Federal Income Tax Consequences--Receipt of Debentures Upon Liquidation of the Trust."

    Because you may receive Debentures on dissolution of the Trust and because Distributions are otherwise limited to payments on the Debentures, you are also making an investment decision relating to the Debentures when you invest in the Preferred Securities. You should carefully review all the information regarding the Debentures contained in this Prospectus Supplement and the accompanying Prospectus. See "Description of Debentures" and "Description of Preferred Securities."

LIMITED VOTING RIGHTS

    As a holder of Preferred Securities, you will generally have limited voting rights relating only to the modification of the Preferred Securities and the exercise of the Trust's rights as holder of Debentures. You will have limited authority to vote to remove or replace the Trustees. The Company (as holder of the Common Securities), the Property Trustee and the Delaware Trustee may amend the Trust Agreement without your consent to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if doing so adversely affects your interests. See "Description of Preferred Securities--Voting Rights; Amendment of each Trust Agreement" and "Description of Preferred Securities--Removal of Trustees" in the accompanying Prospectus.

ABSENCE OF PUBLIC MARKET

    The Preferred Securities will be a new issue of securities with no established trading market. The Preferred Securities have been approved for listing (subject to issuance) on the New York Stock Exchange. However, the Company does not know the extent to which investor interest in the Preferred Securities will lead to the development of a trading market or how liquid that market will be. If no active public market develops, the market price and liquidity of the Preferred Securities may be adversely affected.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

    The ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends for each of the periods indicated are as follows:

                                                                      THREE MONTHS ENDED            FISCAL YEAR ENDED JUNE
                                                             ------------------------------------            30,
                                                               SEPTEMBER 25,      SEPTEMBER 26,    ------------------------
                                                                   1998               1997            1998         1997
                                                             -----------------  -----------------     -----        -----
                                                                         (UNAUDITED)
Ratio of earnings to fixed charges.........................            1.1                1.3             1.3          1.4
Ratio of earnings to combined fixed charges and preferred
  stock dividends..........................................            1.1                1.3             1.3          1.4


                                                                1996         1995         1994
                                                                -----        -----        -----

Ratio of earnings to fixed charges.........................         1.4          1.2          1.6
Ratio of earnings to combined fixed charges and preferred
  stock dividends..........................................         1.4          1.2          1.6

    These ratios were calculated by dividing (i) earnings before taxes and fixed charges by fixed charges and (ii) earnings before taxes and fixed charges by the sum of fixed charges and preferred stock dividends. Fixed charges for these purposes consist of all interest expense and certain other immaterial expenses. Preferred stock dividends represent the pre-tax earnings necessary to cover the dividends on the Company's preferred stock assuming such earnings are taxed at the Company's consolidated effective tax rate.

                                USE OF PROCEEDS

    All of the proceeds from the sale of Preferred Securities will be invested by the Trust in the Debentures. The net proceeds from the sale of the Debentures will be used by the Company for general corporate purposes. Specific allocations of the proceeds to such purposes have not been determined. The net proceeds may be used to reduce outstanding indebtedness of the Company. Based upon the anticipated future funding requirements of the Company and its subsidiaries, the Company expects that it will periodically engage in additional equity or debt financings.

                                 CAPITALIZATION

    The consolidated capitalization of the Company and its subsidiaries as of September 25, 1998 and as adjusted to give effect to the offering of the Preferred Securities is as follows. It is important that you read the following information along with the consolidated financial statements and notes thereto of the Company and its subsidiaries incorporated by reference in the accompanying Prospectus. See "Where You Can Find More Information" in the accompanying Prospectus.

                                                                                SEPTEMBER 25, 1998
                                                                            --------------------------
                                                                               ACTUAL      AS ADJUSTED
                                                                            -------------  -----------
                                                                            (UNAUDITED, IN THOUSANDS)
Short-Term Borrowings:
  Bank Borrowings.........................................................   $ 2,569,394    $2,569,394
  Commercial Paper........................................................     6,496,102    6,496,102
  Medium-Term Notes and Other.............................................     5,360,386    5,360,386
                                                                            -------------  -----------
      Total Short-Term Borrowings.........................................   $14,425,882   1$4,425,882
                                                                            -------------  -----------
                                                                            -------------  -----------
Long-Term Borrowings:
  Floating Rate Notes due 1999 to 2005....................................   $ 1,747,048    $1,747,048
  Fixed Rate Senior Notes due 1999 to 2007; interest rates ranging from
    5.75% to 9.375%.......................................................     5,319,627    5,319,627
  Medium-Term Notes and Other.............................................     6,665,494    6,665,494
                                                                            -------------  -----------
      Total Long-Term Borrowings..........................................    13,732,169   13,732,169
                                                                            -------------  -----------
Preferred Stock issued by subsidiary......................................       150,000      150,000
Guaranteed Preferred Beneficial Interests in Company Subordinated Debt
  Securities..............................................................       200,000(1)    450,000(2)

Stockholders' Equity:
Preferred stock, $1.00 par value, 10,000,000 shares authorized
  Adjustable Rate Cumulative Preferred Stock, Series A--$50 liquidation
    preference; 3,000,000 shares issued...................................       150,000      150,000
  Cumulative Preferred Stock, Series E--$200 liquidation preference;
    1,250,000 shares issued and outstanding...............................       250,000      250,000
  Cumulative Preferred Stock, Series F--$200 liquidation preference;
    1,000,000 shares issued and outstanding...............................       200,000      200,000
  Cumulative Preferred Stock, Series G--$200 liquidation preference;
    1,000,000 shares issued and outstanding...............................       200,000      200,000
Common Stock, $1.00 par value; 200,000,000 shares authorized: 167,784,941
  shares issued...........................................................       167,785      167,785
Paid-in Capital...........................................................     1,965,728    1,965,728
Retained Earnings.........................................................     1,627,401    1,627,401
Capital Accumulation Plan.................................................       987,212      987,212
Treasury Stock:
  Adjustable Rate Cumulative Preferred Stock, Series A--2,520,750
    shares................................................................      (103,421)    (103,421)
  Common Stock--54,529,441 shares.........................................    (1,114,959)  (1,114,959)
Note Receivable from ESOP Trust...........................................        (7,114)      (7,114)
                                                                            -------------  -----------
      Total Stockholders' Equity..........................................     4,322,632    4,322,632
                                                                            -------------  -----------
Total Long-Term Borrowings, Preferred Stock Issued by Subsidiary,
  Guaranteed Preferred Beneficial Interests in Company Subordinated Debt
  Securities and Stockholders' Equity.....................................   $18,404,801   1$8,654,801
                                                                            -------------  -----------
                                                                            -------------  -----------

--------------------------

(1) The "Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities" reflects the capital securities of Bear Stearns Capital Trust I. Bear Stearns Capital Trust I is a wholly-owned subsidiary of the Company and holds debentures as its sole asset.

(2) The "Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities" reflects the capital securities of Bear Stearns Capital Trust I (see Note (1)) and the Preferred Securities of the Trust. The Trust is a wholly-owned subsidiary of the Company and will hold the Debentures as its sole asset.

                           DESCRIPTION OF DEBENTURES

    The Company will issue the Debentures under an Indenture between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). This is a summary and is not complete. This summary does not describe certain exceptions and qualifications contained in the Indenture or the Debentures. You should read the Indenture, which is filed as an exhibit to the Registration Statement on Form S-3 (File No. 333-66861) (the "Registration Statement"). The Indenture is qualified under the Trust Indenture Act of 1939, as amended.

GENERAL

    The Debentures will be issued as a separate series under the Indenture with terms corresponding to the terms of the Preferred Securities. Concurrently with the issuance and sale of the Preferred Securities, the Trust will invest the proceeds of such sale and the sale of the Trust's Common Securities to the Company in the Debentures. The Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Preferred Securities and the Trust's Common Securities.

    The Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt of the Company as provided in the Indenture. See "--Subordination." Because the Company is a holding company, the Company's right to participate in any distribution of assets of any subsidiary, including Bear Stearns, BSSC and BSIL, when such subsidiary is liquidated or reorganized is subject to the prior claims of creditors of the subsidiary. Accordingly, the Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries and the Trust. The holders of Debentures should look only to the assets of the Company for payments on the Debentures.

    The Indenture does not limit the incurrence of additional debt by the Company, which debt could be Senior Debt. At September 25, 1998, the Company had outstanding (on an unconsolidated basis) approximately $28.6 billion of debt, including approximately $27.2 billion of Senior Debt, none of which is secured, and subsidiaries of the Company had outstanding (on an unconsolidated basis) approximately $125.5 billion of debt and other obligations (including $52.0 billion related to securities sold under repurchase agreements, $44.6 billion related to payables to customers, $21.9 billion related to financial instruments sold, but not yet purchased and $7.0 billion of other liabilities, including $2.8 billion of debt). See "--Subordination" and "Risk Factors--Ranking of Obligations under the Guarantee and the Debentures."

    The Debentures will rank equally in right of payment with any other debentures that may be issued and sold to other trusts established by the Company, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt.

INTEREST RATE

    Interest on the Debentures will be paid January 15, April 15, July 15 and October 15, and upon maturity, redemption or repurchase. If any payment date falls on a day which is not a business day, then payment will be made on the next business day and no additional interest will be paid.

    The record dates for the Debentures will be January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 1999. Interest payments will be the amount of interest accrued to, but excluding, each January 15, April 15, July 15 and October 15. Interest will be computed using a 360-day year of twelve 30-day months. Interest will be payable to the person in whose name each Debenture is registered, subject to certain exceptions, at the close of business on the business day before the date interest is payable.

    The Debentures will bear interest at the annual rate of   % of their
principal amount. Interest includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and Additional Sums, as applicable. "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges imposed upon the Trust as the result of a Special Event. Until the Trust is liquidated, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

    Any accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the rate
per annum of   %.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Debentures will be issuable only in registered form without coupons. Debentures will be exchangeable for other Debentures, in authorized denominations.

    Debentures may be presented for exchange, and may be presented for registration of transfer (with the form of transfer endorsed, or a duly executed satisfactory written instrument of transfer), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Company for such purpose. There will be no service charge for any exchange or registration of transfer, although payment of certain taxes and other governmental charges as described in the Indenture may be required. The Company will appoint the Debenture Trustee as securities registrar under the Indenture. If the Company designates any transfer agents (in addition to the securities registrar) with respect to the Debentures, the Company at any time may rescind that designation or approve a change in the location where such transfer agent acts, provided that the Company maintains a transfer agent in each place of payment. The Company may designate additional transfer agents with respect to the Debentures at any time.

    If a redemption occurs, neither the Company nor the Debenture Trustee will be required to (i) exchange or register the transfer of Debentures during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Debentures and ending at the close of business on the day of such mailing or (ii) exchange or transfer any Debentures so selected for redemption, except any portion of Debentures not being redeemed in a partial redemption.

OPTION TO DEFER INTEREST PAYMENTS

    The Company will have the right to periodically defer payment of interest for an Extension Period of up to 20 consecutive quarterly periods. No Extension Period may extend beyond the maturity of the Debentures.

    At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest on such deferred interest at the
annual rate of   %, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Debentures (and holders of outstanding Preferred Securities) will be required to accrue interest income (in the form of original issue discount) for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest, Original Issue Discount, Premium and Market Discount."

    During any Extension Period, the Company and its subsidiaries may not make certain payments. See "--Restrictions on Certain Payments." The Company may further extend an Extension Period, so long as such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any interest payment date, the Company may elect to begin a new Extension Period. Interest shall be due and payable only at the end of an Extension Period.

    The Company must give the Property Trustee and the Debenture Trustee notice of its election of any Extension Period (or an extension of an Extension Period) at least five business days before the earlier of:

    - the date Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period; or

    - the date the Property Trustee is required to give notice to any applicable self-regulatory organization or to holders of Trust Securities of the record date or the date such Distributions are payable, but in any event not less than five business days prior to such record date.

    The Property Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of Preferred Securities. There is no limit on the number of times that the Company may elect to begin an Extension Period.

REDEMPTION; OPTIONAL REDEMPTION AND PREPAYMENT UPON SPECIAL EVENTS

    Debentures will not be subject to any sinking fund.

    Debentures will be redeemable, in whole or in part, at the option of the
Company at any time on or after December   , 2003, at an optional redemption
price equal to the outstanding principal amount of Debentures plus accrued interest on the Debentures to the redemption date.

    If a Special Event regarding the Trust occurs and is continuing, the Company has the option to prepay all (but not a part) of the Debentures at any time within 90 days of the date of such Special Event, subject to the provisions of the Indenture and whether or not the Debentures are then otherwise redeemable or prepayable at the option of the Company. The prepayment price for any Debentures so prepaid will be equal to the outstanding principal amount of Debentures plus accrued interest on the Debentures to the prepayment date.

    Notice of any redemption or prepayment will be mailed at least 30 days but not more than 60 days before the redemption or prepayment date to each holder of Debentures to be redeemed or prepaid at its registered address. Unless the Company defaults in payment of the redemption or prepayment price and any interest accrued to the redemption or prepayment date, interest will stop accruing on such Debentures (or the part called for redemption) as of the redemption or prepayment date.

    If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Special Event, the Company will also pay any Additional Sums on the Debentures.

RESTRICTIONS ON CERTAIN PAYMENTS

    The Company will covenant that it will not and will not permit any subsidiary of the Company to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock;

    - make any payment of principal, any premium or interest on or repay, repurchase or redeem any debt securities of the Company (including other series of Debentures) that rank equally with or junior in interest to the Debentures; or

    - make any guarantee payments on any guarantee by the Company of the debt securities of any subsidiary if such guarantee ranks equally with or junior in interest to the Debentures;

    whenever any of the following payment restriction events occur:

    - the Company has actual knowledge of the occurrence of any event (i) that with the giving of notice or the lapse of time or both would constitute a Debenture Event of Default under the Indenture and (ii) that the Company has not taken reasonable steps to cure;

    - if such Debentures are held by the Trust and the Company has defaulted on the payment of any obligations under the Guarantee; or

    - the Company has given notice of its election of an Extension Period as provided in the Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

    The Company will be permitted to make:

    - dividends or distributions in capital stock of the Company;

    - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to such plan;

    - payments under (i) the Guarantee and any other guarantee with respect to a series of related preferred securities and (ii) any guarantee for the benefit of holders of the capital securities of Bear Stearns Capital Trust I;

    - purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees; and

    - payments of interest under a loan agreement with Bear Stearns Finance LLC.

    However, the Company will not be able to make payments under the Guarantee if a payment restriction event occurs with respect to the debentures issued to Bear Stearns Capital Trust I under the Indenture, dated as of January 29, 1997, between the Company and The Chase Manhattan Bank, as periodically supplemented.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Debenture Event of Default relating to the failure to pay interest or principal on the Debentures has occurred and is continuing, as a holder of Preferred Securities, you may institute a suit directly against the Company to enforce payment of the principal or interest on such Debentures having a principal amount equal to the Liquidation Amount of your Preferred Securities. The Company may not amend the Indenture to remove your right to bring such suit without the prior written consent of the holders of all of the outstanding Preferred Securities. If the right to bring such suit is removed, the Trust may become subject to the reporting obligations of the Securities Exchange Act of 1934, as amended. The Company will have the right under the Indenture to set-off any payment made to you as a holder of Preferred Securities in connection with a suit directly against the Company or under the Guarantee against its obligation to make any payment under the Indenture.

    You will not be able to directly exercise any remedies other than those described in the preceding paragraph available to the Trust as holder of the Debentures unless there has been an Event of Default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture permits the Company to consolidate or merge with another person or to sell or convey all or substantially all its assets to any person if:

    - either (i) the Company is the successor person or (ii) the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes the Company's obligations on the Debentures and under the Indenture;

    - immediately after the consolidation, merger, sale or conveyance, no default in the performance of any covenant or condition under the Indenture has occurred; and

    - in the case of the Debentures, such consolidation, merger, sale or conveyance is permitted and does not cause a breach or violation under the Trust Agreement and Guarantee.

    The general provisions of the Indenture do not afford the Trust as holder of the Debentures protection in the event of a transaction involving the Company that may adversely affect holders of the Debentures.

SUBORDINATION

    In the Indenture, the Company will covenant and agree that any Debentures will be subordinate and junior in right of payment to all Senior Debt as provided in the Indenture. When any payment or distribution of assets of the Company is made due to any insolvency or bankruptcy event of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of, any premium and any interest on such Senior Debt before any payment of principal or interest on the Debentures.

    If the maturity of any Debentures is accelerated, the holders of all outstanding Senior Debt will first be entitled to receive payment in full of all amounts due on such Senior Debt, including any amounts due on acceleration, before the holders of Debentures will be entitled to receive or retain any payment regarding principal of or premium or interest on the Debentures. The holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the Senior Debt's subordination provisions to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

    No payments on account of principal, any premium, interest or Additional Sums on the Debentures may be made if a default in any payment with respect to Senior Debt has occurred and is continuing or an event of default with respect to any Senior Debt resulting in its acceleration has occurred and is continuing, or if any judicial proceeding is pending with respect to any such default.

    "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

    - every obligation of such person for money borrowed;

    - every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

    - every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

    - every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

    - every capital lease obligation of such person;

    - every obligation of such person for claims regarding derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

    - every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

    "Senior Debt" means the principal of, any premium and any interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or before the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which ranks equally with, or subordinated to, the Debentures.

    Senior Debt will not include:

    - any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company;

    - any Debt of the Company to any of its subsidiaries;

    - Debt to any employee of the Company;

    - Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the Debt holders by the Debenture holders as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such Debt holders to pay amounts to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and

    - any other debt securities issued pursuant to the Indenture and the indenture, dated as of January 29, 1997, between the Company and The Chase Manhattan Bank, as periodically supplemented.

    Except as described in the next sentence, the Debentures will rank equally with, and will not be superior in right of payment to, the obligations of the Company under the Loan Agreement, dated as of March 24, 1994, between the Company and Bear Stearns Finance LLC in the aggregate principal amount of $189,875,000. However, the Company will be permitted to make payments of interest on this loan during an Extension Period.

    The Indenture places no limitation on the amount of Senior Debt that the Company may incur. The Company expects to periodically incur additional indebtedness and other obligations constituting Senior Debt.

RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    As a holder of the Preferred Securities, you will have the rights, in connection with modifications to the Indenture or when Debenture Events of Default occur, as described under "--Modification of Indenture," "--Debenture Events of Default" and "--Enforcement of Certain Rights by Holders of Preferred Securities."

    The Company will covenant, as to the Debentures:

    - to maintain directly or indirectly 100% ownership of the Common Securities of the Trust, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities;

    - not to voluntarily dissolve, wind up or liquidate the Trust, except (a) in connection with a distribution of the Debentures to you as a holder of the Preferred Securities in exchange for such Preferred Securities on liquidation of the Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement; and

    - to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

TRUST EXPENSES

    Pursuant to the Indenture, the Company has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of the Trust (including costs and expenses relating to the Trust's organization, the fees and expenses of the Trustees and the costs and expenses relating to the Trust's operation) and the offering of the Preferred Securities and to pay any and all taxes (including any taxes owed by the Trust if it is determined that the Trust is not a grantor trust for United States federal income tax purposes) and all related costs and expenses (other than United States federal withholding taxes) to which the Trust might become subject.

ADDITIONAL TERMS OF THE DEBENTURES

    For information regarding "Global Debentures"; "Payment and Paying Agents"; "Modification of Indenture"; "Debenture Events of Default"; "Satisfaction and Discharge"; "Governing Law"; and "Information Concerning the Debenture Trustee," see the subsections with those headings under "Description of Debentures" in the accompanying Prospectus.

                      DESCRIPTION OF PREFERRED SECURITIES

    The Preferred Securities will be issued by the Trust and will represent preferred undivided beneficial interests in its assets. As a holder of Preferred Securities, you will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of the Trust, as well as other benefits as described in the Trust Agreement. The Trust Agreement is qualified under the TIA. This is a summary and is not complete. This summary does not describe certain exceptions and qualifications contained in the Trust Agreement or the Preferred Securities. You should read the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. The Trust is a legally separate entity, and the assets of the Trust are not available to satisfy the obligations of any other statutory business trust whose Common Securities are owned by the Company.

GENERAL

    The Preferred Securities will be limited to $250,000,000 aggregate Liquidation Amount at any time outstanding. The Preferred Securities of the Trust will rank equally, and payments will be made on the Preferred Securities proportionately (based on Liquidation Amounts) with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Trust Securities will be a subordinated guarantee of the Trust Securities. The Guarantee will not guarantee the payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities unless the Trust has the funds to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

    Distributions on the Preferred Securities will:

    - be cumulative;

    - accumulate from the date of original issuance;

    - be payable at the annual rate of   % of the Liquidation Amount; and

    - be payable in arrears on January 15, April 15, July 15 and October 15 of each year (each such date, a "Distribution Date"), beginning on January 15, 1999 to holders of record as of the January 1, April 1, July 1 and October 1 (each such date, a "Record Date") before such Distribution Date.

    If the date on which Distributions are payable is not a business day, payment of such Distributions will be made on the next business day. You will not receive any interest or payment for the delay. Distributions will be computed using a 360-day year of twelve 30-day months.

    The Company has the right under the Indenture, pursuant to which it will issue the Debentures, to defer the payment of interest periodically on the Debentures for an Extension Period of up to 20 consecutive interest payment periods, so long as no Debenture Event of Default has occurred and is continuing. The Extension Period may not extend beyond the maturity of the Debentures. Because of such deferral, Distributions on the Preferred Securities would be deferred (but would continue to accumulate additional Distributions at the rates described above) by the Trust during any such Extension Period.

    The revenue of the Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Debentures in which the Trust will have invested the proceeds from the issuance and sale of the Trust Securities. See "Description of Debentures--General." If the Company does not make interest payments on the Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The Company will guarantee the payment of Distributions provided that the Trust has legally available funds for the payment of such Distributions and sufficient cash to make such payment, on the basis described under "Description of Guarantee."

    Distributions on the Preferred Securities will be payable to holders as they appear on the securities register of the Trust on the relevant Record Dates. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "Book-Entry Issuance" in the accompanying Prospectus.

REDEMPTION OR EXCHANGE

    MANDATORY REDEMPTION

    When all or a part of the Debentures is repaid or redeemed, the proceeds from the repayment or redemption will be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, with at least 30 days but not more than 60 days notice, at a redemption price equal to the Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions to the redemption date. See "Description of Debentures--Redemption; Optional Redemption and Prepayment Upon Special Events." If only a part of the Debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated to the redemption proportionately (based on Liquidation Amounts) among the Trust Securities.

    The Company may redeem (i) all or a part of the Debentures beginning on
December   , 2003 or (ii) all but not a part of the Debentures when a Special
Event occurs.

    If the Company does not prepay the Debentures before their maturity and the Trust is not dissolved early, the Preferred Securities will remain outstanding until the repayment of the Debentures at their maturity.

    DISTRIBUTION OF DEBENTURES

    The Company may dissolve the Trust at any time and (after satisfaction of liabilities to creditors as provided by applicable law) cause the Debentures to be distributed to the holders of the Preferred Securities and Common Securities in exchange for such Trust Securities on the liquidation of the Trust.

    After the liquidation date is fixed for any distribution of the Debentures
(i) the Preferred Securities will no longer be considered outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to you, or in the case of Global Debentures, to DTC or its nominee, as a holder of the Preferred Securities, (iii) the Company will use reasonable efforts to have the Debentures designated on or with any securities exchange, interdealer quotation system or self-regulatory organization as the Preferred Securities are then listed, (iv) any Preferred Securities certificates that are not surrendered will be considered to represent a Like Amount of Debentures and (v) your rights will end (except the right to receive Debentures).

    The Company and the Trust cannot make any guarantees about the market prices for the Preferred Securities or the Debentures that may be distributed in exchange for Preferred Securities if the Trust were to be dissolved and liquidated. Accordingly, the Preferred Securities that you may purchase, or the Debentures that you may receive on dissolution and liquidation of the Trust, may trade at a lower price than you paid to purchase the Preferred Securities.

    SPECIAL EVENT REDEMPTION

    If a Special Event regarding the Preferred Securities and Common Securities occurs and is continuing, the Company may prepay all (but not a part) of the Debentures and thus cause a mandatory redemption of all (but not a part) of the Preferred Securities and Common Securities at the redemption price within 90 days following the occurrence of such Special Event. If a Special Event regarding the Preferred Securities and Common Securities has occurred and is continuing and the Company does not elect to prepay the Debentures and thus cause a mandatory redemption of the Preferred Securities and Common Securities or to terminate the Trust and cause the Debentures to be distributed to holders of the Preferred Securities and Common Securities in exchange for the Trust Securities on liquidation of the Trust as described above, the Preferred Securities will remain outstanding. See "Risk Factors--Special Event Prepayment."

    "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed or prepaid in accordance with the Indenture, the proceeds of which will be used to pay the redemption price of the Trust Securities, and (ii) with respect to a distribution of Debentures to holders of the Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Debentures would be distributed.

    "Liquidation Amount" means $25 per Preferred Security.

REDEMPTION PROCEDURES

    Preferred Securities redeemed on each redemption date will be redeemed at the redemption price using the proceeds from the simultaneous redemption of Debentures. Redemptions of the Preferred Securities will be made and the redemption price will be payable on each redemption date only if the Trust has funds available for the payment of such redemption price. See "--Subordination of Common Securities."

    If the Property Trustee gives a notice of redemption regarding the Preferred Securities, then, by 10:00 a.m., New York City time, on the redemption date, the Company will deposit funds with the Property Trustee sufficient to pay the redemption price. If the Company has made this deposit, then, by 12:00 noon, New York City time on the redemption date, to the extent funds are available, the Property Trustee will irrevocably deposit with the Depositary funds sufficient to pay the applicable redemption price and will give the Depositary irrevocable instructions and authority to pay the redemption price to you as a holder of such Preferred Securities. See "Book-Entry Issuance" in the accompanying Prospectus. If the Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the Preferred Securities. However, Distributions payable on or before the redemption date for any Preferred Securities called for redemption will be payable to you on the relevant record dates for the related Distribution Dates. If notice of redemption was given and funds deposited as required, then on the date of such deposit, all your rights as a holder of such redeemed Preferred Securities will end, except your right to receive the redemption price and any unpaid Distribution, but without interest, and such Preferred Securities will no longer be outstanding. If any redemption date is not a business day, then payment of the redemption price will be made on the next business day (without any interest or other payment for such delay), except that, if such business day is in the next calendar year, payment of such redemption price will be made on the business day before. If payment of the redemption price is improperly withheld or refused and not paid either by the Trust or by the Company (under the Guarantee), Distributions on such Preferred Securities will continue to accrue (at the then applicable rate) from the original redemption date to the date such redemption price is actually paid. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price.

    Subject to applicable laws (including United States federal securities laws), the Company or its subsidiaries may periodically purchase outstanding Preferred Securities by tender in the open market or by private agreement.

    Payment of the redemption price on the Preferred Securities will be made to the applicable holders as they appear on the securities register for the Preferred Securities on the record date established by the Administrators that will be at least 30 days before the relevant redemption date.

    If only a part of the outstanding Preferred Securities and Common Securities are to be redeemed on a redemption date, then the Liquidation Amount of such Preferred Securities and Common Securities to be redeemed will be allocated proportionately (based on Liquidation Amounts) among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed will be selected on a proportionate basis (based on Liquidation Amounts) at least 30 days but no more than 60 days before the redemption date by the Property Trustee from the outstanding Preferred Securities by such method as the Property Trustee deems fair and appropriate. The Property Trustee will promptly notify the securities registrar, in writing, of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities will relate to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed.

    Notice of any redemption will be mailed by the Property Trustee at least 30 days but not more than 60 days before the redemption date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the redemption price of, the Preferred Securities and Common Securities will be made proportionately (based on Liquidation Amounts) of such Preferred Securities and Common Securities. However, if any Event of Default under the Trust Agreement resulting from a Debenture Event of Default has occurred and is continuing on any Distribution Date or redemption date, (a) the Trust will not pay any Distribution or redemption price regarding the Common Securities or make any other payment for redemption, liquidation or other acquisition of such Common Securities unless the Trust has (i) made full cash payment of all accumulated and unpaid Distributions on all outstanding Preferred Securities for all Distribution periods ending on or before such Distribution Date, or (ii) in the case of payment of the redemption price, made or provided for the full amount of such redemption price on all of the outstanding Preferred Securities then called for redemption, and (b) all funds available to the Property Trustee will be applied first to the full cash payment of all due and payable Distributions or redemption price regarding Preferred Securities.

    If any Event of Default under the Trust Agreement resulting from a Debenture Event of Default occurs, the Company (as holder of the Common Securities) will waive any right to act with respect to any such Event of Default until the effect of all such Events of Default with respect to the Preferred Securities has been eliminated. Until all Events of Default under the Trust Agreement with respect to the Preferred Securities have been so eliminated, the Property Trustee will act only on behalf of the holders of the Preferred Securities and not on behalf of the Company (as holder of the Common Securities), and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION ON DISSOLUTION

    Under the Trust Agreement, the Trust will automatically dissolve when its term expires and will dissolve if any of the following occurs:

    - certain events of bankruptcy, dissolution or liquidation of the Company (as holder of the Common Securities);

    - written direction to the Property Trustee by the Company to dissolve the Trust and distribute (after satisfaction of liabilities to creditors as provided by applicable law) the Debentures to holders of the Trust Securities;

    - redemption of all of the Preferred Securities as described under "--Redemption or Exchange-- Mandatory Redemption"; or

    - the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

    If an early dissolution occurs because of the first, second or fourth points above or the Trust's term expires, the Trust will be liquidated by the Trustees as quickly as the Trustees determine to be possible by distributing (after satisfaction of liabilities to creditors as provided by applicable law) to the holders of Trust Securities a Like Amount of the Debentures. If such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Trust available for distribution to holders (after satisfaction of liabilities to creditors as provided by applicable law) an amount equal to the Liquidation Amount plus accrued and unpaid Distributions on the Preferred Securities to the date of payment (such amount being the "Liquidation Distribution"). If only a part of such Liquidation Distribution can be paid because the Trust has insufficient assets available to pay the full Liquidation Distribution, then the amounts payable by the Trust on its Trust Securities will be paid on a proportionate basis (based on Liquidation Amounts). The Company (as holder of the Common Securities) will be entitled to receive Liquidation Distributions on any such liquidation proportionately with you as a holder of Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

    An "Event of Default" will occur under the Trust Agreement if any of the following events occurs:

    - a Debenture Event of Default under the Indenture (see "Description of Debentures--Debenture Events of Default" in the accompanying Prospectus); or

    - failure for 30 days by the Trust to pay any Distribution when due; or

    - failure by the Trust to pay any redemption price of any Trust Security when due; or

    - failure by the Trustees to observe or perform in any material respect any other covenants or warranties in the Trust Agreement for 90 days after written notice to the defaulting Trustee(s) by the holders of at least 25% of the Liquidation Amount of the outstanding Preferred Securities; or

    - certain events of bankruptcy or insolvency of the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days.

    Within five business days after the Property Trustee obtains actual knowledge of any Event of Default occurring, the Property Trustee will send notice of such Event of Default to the holders of the Trust Securities, the Administrators and the Company, unless such Event of Default has been cured or waived. The Company and the Administrators are required to file an annual certificate with the Property Trustee stating whether they are in compliance with all the applicable conditions and covenants under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities as described above. See "--Subordination of Common Securities" and "--Liquidation Distribution on Dissolution." An Event of Default does not entitle the holders of Preferred Securities to accelerate their maturity.

EXPENSES

    The Company has agreed to pay:

    - all debts and obligations (other than those relating to the Preferred Securities) of the Trust;

    - all costs and expenses of the Trust (including organizational costs and expenses, Trustees' fees and operational costs); and

    - all costs and expenses of the offering of the Preferred Securities, including all taxes (other than United States federal withholding taxes) on the Trust.

    These obligations will benefit, and are enforceable by, any creditor of the Trust. Any creditor may enforce these obligations of the Company directly against the Company. The Company has irrevocably waived any right or remedy to require any such creditor to take action against the Trust first. The Company has also agreed to execute additional agreements which are necessary or desirable to give full effect to these undertakings.

ADDITIONAL TERMS OF THE PREFERRED SECURITIES

    For information regarding "Removal of Trustees"; "Co-Trustees and Separate Property Trustee"; "Merger or Consolidation of Trustees"; "Consolidations, Mergers, Sale of Assets or Other Transactions"; "Voting Rights; Amendment of Each Trust Agreement"; "Global Preferred Securities"; "Payment and Paying Agency"; "Securities Registrar and Transfer Agent"; "Information Concerning the Property Trustee and the Delaware Trustee"; and "Miscellaneous," see the subsections with these headings under "Description of Preferred Securities" in the accompanying Prospectus.

                            DESCRIPTION OF GUARANTEE

    For information regarding the Guarantee, see "Description of Guarantees" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of certain of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities. This summary is based on the United States federal income tax laws, regulations and rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Except where otherwise stated, this summary deals with Preferred Securities held as a capital asset by a U.S. Holder who purchases the securities upon their initial issuance. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum or estate and gift tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities.

    As used in this section, a "U.S. Holder" is a Preferred Securities holder that is a citizen or resident of the United States, a corporation, partnership or other entity (other than a trust) created or organized in or under the laws of the United States or any state or political subdivision thereof, an estate if its income is subject to United States federal income taxation regardless of source or a trust if a court within the United States is generally able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. A "Non-U.S. Holder" is a Preferred Securities holder other than a U.S. Holder.

    AS A PROSPECTIVE INVESTOR, YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE TRUST

    Upon the issuance of the Preferred Securities, Weil, Gotshal & Manges LLP will issue its opinion (the "Tax Opinion") to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement (and certain other documents), and based on certain facts and assumptions contained in the Tax Opinion, the Trust will be classified, for United States federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. As a result, as a holder of Preferred Securities, you will be treated as owning a preferred undivided beneficial interest in the Debentures and will be required to include in your gross income the items of income realized with respect to your allocable share of those Debentures (whether or not distributed). You should be aware that the Tax Opinion does not address any other issue and is not binding on the IRS or the courts.

CHARACTERIZATION OF THE DEBENTURES

    The Company and the Trust will agree to treat the Debentures as debt for United States federal income tax purposes. By accepting the Preferred Securities, you agree to treat the Debentures as debt and to treat the Preferred Securities as evidence of an indirect beneficial ownership interest in the Debentures.

INTEREST, ORIGINAL ISSUE DISCOUNT, PREMIUM AND MARKET DISCOUNT

    Unless the Debentures are issued with original issue discount ("OID"), stated interest paid or payable before the Company exercises its right to defer interest payments will be taxable to a U.S. Holder as ordinary interest income. Generally, the U.S. Holder will be taxed when the interest is received or accrued, in accordance with the holder's regular method of accounting for United States federal income tax purposes. The Debentures will be treated as issued with OID if the stated interest is not "qualified stated interest." Interest is not qualified stated interest unless it is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

    The Company has the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods. No Extension Period may extend beyond the maturity of the Debentures. Unless the likelihood of exercise of such right to defer is remote, the Debentures would be issued with OID. During any such Extension Period, the Company and its subsidiaries may not make certain payments. See "Description of Debentures--Option to Defer Interest Payments" and "--Restrictions on Certain Payments." The Company currently believes that the adverse impact that the imposition of such restrictions would have on the Company and on the value of its equity securities makes the likelihood of its exercising its right to defer payments of interest on the Debentures remote. Accordingly, the Company believes that the stated interest on the Debentures should be considered unconditionally payable for purposes of the Internal Revenue Code and that the Debentures should not be considered to have been issued with OID.

    If the Company does exercise its right to defer payments of interest on the Debentures, the Debentures will be considered to be retired and reissued for their adjusted issue price at such time, and the Debentures thereafter will be considered to have been issued with OID. In such case, all the interest payments thereafter payable will be treated as OID. If the payments were treated as OID (either because the Company exercises the right to defer interest payments or because the likelihood of exercise of such right was not remote at the time of issuance), as a holder of Preferred Securities, you must include that discount in income on an economic accrual basis which may occur before the receipt of cash attributable to the interest, regardless of your method of tax accounting. If you sell Preferred Securities before the record date for payment of Distributions on such Preferred Securities following an Extension Period, you will be required to include OID in gross income but will not receive any cash related thereto from the Trust. The amount of OID that accrues in any semi-annual period will approximately equal the amount of the interest that accrues in that semi-annual period at the stated interest rate. If the interest payment period is extended, you will accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

    As a holder of Preferred Securities, you will not be entitled to a dividends-received deduction with respect to any income earned on the Preferred Securities.

    If you hold Preferred Securities and did not purchase the Preferred Securities when originally issued, you may be considered to have acquired your preferred undivided beneficial interests in the Debentures with market discount or acquisition premium, as such phrases are defined for United States federal income tax purposes. In this case, you are advised to consult your tax advisors regarding the income tax consequences of the acquisition, ownership and disposition of Preferred Securities.

RECEIPT OF DEBENTURES UPON LIQUIDATION OF THE TRUST

    As described under "Description of Preferred Securities--Redemption or Exchange--Distribution of Debentures," Debentures may be distributed to you in exchange for Preferred Securities and in liquidation of the Trust. Under current law, such a distribution would be treated as a non-taxable event to you and your aggregate tax basis in the Debentures would be equal to your aggregate tax basis in the Preferred Securities. Your holding period for United States federal income tax purposes in the Debentures so received in liquidation of the Trust would include the period for which the Preferred Securities were held by you. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Debentures, the distribution of Debentures to you as a holder of Preferred Securities by the Trust would be a taxable event to the Trust and you would recognize gain or loss as if you had sold your Preferred Securities in exchange for the Debentures received upon the liquidation of the Trust. As a holder of Preferred Securities, your basis in the Debentures received would be their fair market value at the time of the distribution and a new holding period would begin when you receive the Debentures. You will be taxed on interest or OID in respect of Debentures received from the Trust (whether or not such distribution is taxable) in the manner described under "--Interest, Original Issue Discount, Premium and Market Discount."

SALE OR REDEMPTION OF PREFERRED SECURITIES

    If you sell Preferred Securities (including a redemption for cash), you will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts attributable to accrued but unpaid interest which has not yet been included in income, which will be treated as ordinary income) and your adjusted tax basis in the securities sold or redeemed. Your adjusted tax basis in the Preferred Securities generally will be your initial purchase price increased by any OID previously includible in your gross income to the date of disposition and decreased by payments received on the Preferred Securities (other than payments of qualified stated interest). Any such gain or loss generally will be long-term capital gain or loss if the Preferred Securities were held for more than one year.

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. If you use the accrual method of accounting for tax purposes (and if you are a cash method holder, if the Debentures are deemed to have been issued with OID) and you sell your Preferred Securities between record dates for payments of distributions on such Preferred Securities, you will be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (for example, interest or possibly
OID), and to add such amount to your adjusted tax basis in your Preferred Securities sold. To the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than your adjusted tax basis (which will include all OID and accrued but unpaid interest), you will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-U.S. HOLDERS

    Payments to a Non-U.S. Holder will generally not be subject to United States federal withholding tax, if the holder:

    - does not own (directly or indirectly, actually or constructively) 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

    - is not a controlled foreign corporation that is related to the Company through stock ownership; and

    - is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code.

    To qualify for this exemption from withholding, the last United States payer in the chain of payment before payment to a Non-U.S. Holder (the "withholding agent") must have received in the year in which a payment occurs, or in either of the two preceding calendar years, a statement that is signed by the holder of the Preferred Securities under penalties of perjury, certifying that such holder is not a U.S. Holder, and provides the name and address of the holder.

    The statement may be made on an IRS Form W-8 or a substantially similar form, and the holder must inform the withholding agent of any change in the information on the statement within 30 days of such change. If the Preferred Securities are held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent along with a copy of the IRS Form W-8 or the substitute form provided by the holder.

    A Non-U.S. Holder will generally not be subject to United States federal withholding or income tax on any income from or gain realized upon the sale or other disposition of the Preferred Securities. However, if a Non-U.S. Holder holds the Preferred Securities in connection with a trade or business conducted in the United States, such Non-U.S. Holder may be subject to income tax and possibly branch profits tax on all income and gains recognized. In addition, special rules may apply to (i) a Non-U.S. Holder who is a nonresident alien individual and holds the Preferred Securities as a capital asset and is present in the United States for 183 days or more and (ii) certain former citizens and residents of the United States.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    The Trust will report the interest income that it receives or the OID which accrues during the year on the Debentures, and any gross proceeds it receives from the retirement or redemption of the Debentures, annually to the holders of record of the Preferred Securities and the IRS. The Trust currently intends to deliver such reports to holders of record before January 31 following each calendar year on a Form 1099. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless you comply with certain identification requirements or demonstrate that you qualify for an exemption from backup withholding. Any withheld amounts will be allowed as a credit against your federal income tax liability if the required information is provided to the IRS.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Company, the Trust and the Underwriters named below (the "Underwriters"), the Trust has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Trust, the respective number of Preferred Securities having a total Liquidation Amount set forth opposite its name below.

                                                                                    NUMBER OF
                                                                                    SHARES OF
                                                                                    PREFERRED
UNDERWRITER                                                                        SECURITIES
---------------------------------------------------------------------------------  -----------
Bear, Stearns & Co. Inc..........................................................
Lehman Brothers Inc..............................................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated...............................
Morgan Stanley & Co. Incorporated................................................
PaineWebber Incorporated.........................................................
Prudential Securities Incorporated...............................................
Salomon Smith Barney Inc.........................................................
                                                                                   -----------

Total............................................................................
                                                                                   -----------
                                                                                   -----------

    The Trust has been advised by the Underwriters that the Underwriters propose initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain
dealers at such price less a concession not in excess of $      per Preferred
Security. The Underwriters may allow, and such dealers may re-allow, a
concession to certain other dealers not in excess of $      per Preferred
Security. After the initial public offering, the public offering price and such concessions may be changed from time to time. The Underwriting Agreement provides that the Company will pay as Underwriters' compensation the following amounts:

                                                                             UNDERWRITING
                                                                               DISCOUNTS
                                                                         ---------------------
Per Preferred Security.................................................                     $
Total..................................................................                     $

    The expenses of the offering of the Preferred Securities are estimated to be
$            .

    The Underwriting Agreement provides that the Company and the Trust will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Preferred Securities if any are purchased.

    Bear Stearns, a wholly-owned subsidiary of the Company, has committed to
purchase from the Trust       % of the aggregate number of the Preferred
Securities being underwritten by the Underwriters, on the same basis as the other Underwriters. To the extent that part or all of the Preferred Securities so purchased by Bear Stearns are not resold by it at the initial offering price, the funds derived from this offering by the Company and its subsidiaries on a consolidated basis may be reduced, since the Company and its subsidiaries will not derive any additional funds from Preferred Securities purchased by Bear Stearns and not resold. Bear Stearns intends to resell any Preferred Securities that it is unable to resell from time to time, at prevailing market prices, subject to applicable prospectus delivery requirements.

    Certain of the Underwriters and their affiliates engage from time to time in general financing and banking transactions with, and serve as financial advisors to, the Company and its affiliates.

    Because Bear Stearns is a wholly-owned subsidiary of the Company, each distribution of Preferred Securities will conform to the requirements set forth in Rules 2720 and 2810 of the NASD Conduct Rules.

    In order to facilitate the offering, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Preferred Securities during and after the offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Preferred Securities for their own account by selling more Preferred Securities than have been sold to them by the Trust. The Underwriters may elect to cover any such short position by purchasing Preferred Securities in the open market. In addition, such persons may stabilize or maintain the price of the Preferred Securities by bidding for or purchasing Preferred Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Preferred Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Preferred Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Preferred Securities to the extent that it discourages resales of Preferred Securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

    The Preferred Securities are a new issue of securities with no established trading market. The Preferred Securities have been approved for listing (subject to issuance) on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters have agreed to sell the Preferred Securities to a minimum of 400 beneficial owners. Bear Stearns, as representative of the Underwriters (the "Representative"), has advised the Company that it intends to make a market in the Preferred Securities before trading begins on the New York Stock Exchange. However, the Representative is not obligated make a market and may stop market making at any time without notice. There can be no guarantee about the liquidity of the trading market for the Preferred Securities.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the formation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust. The validity of the Guarantee and the Debentures will be passed upon for the Company by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Underwriters by Kramer Levin Naftalis & Frankel LLP, New York, New York. Cadwalader, Wickersham & Taft and Kramer Levin Naftalis & Frankel LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Certain matters relating to United States federal income tax considerations described in this Prospectus Supplement will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus Supplement by reference from the Company's 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

THE BEAR STEARNS COMPANIES INC.

    BY THIS PROSPECTUS, THE COMPANY MAY OFFER--

        JUNIOR SUBORDINATED DEFERRABLE INTEREST
        DEBENTURES PREFERRED STOCK

BEAR STEARNS CAPITAL TRUST II

BEAR STEARNS CAPITAL TRUST III

BEAR STEARNS CAPITAL TRUST IV

BEAR STEARNS CAPITAL TRUST V

    BY THIS PROSPECTUS, THE TRUSTS MAY OFFER--

        TRUST ISSUED PREFERRED SECURITIES
        GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
        THE BEAR STEARNS COMPANIES INC.

        ------------------------------------------------------------

           The Company and the Trusts will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

           ----------------------------------------------------------

    INVESTMENT IN THE SECURITIES BEING OFFERED INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December 2, 1998.

    YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. THE COMPANY AND THE TRUSTS HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THESE SECURITIES ARE NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            -----
Where You Can Find More Information....................................................           2
Certain Definitions....................................................................           4
Forward-Looking Statements.............................................................           4
Risk Factors...........................................................................           5
The Company............................................................................           8
The Trusts.............................................................................           9
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends..............          10
Use of Proceeds........................................................................          10
About This Prospectus..................................................................          11
Overview of Debentures, Preferred Securities and Guarantees............................          11
Description of Debentures..............................................................          12
Description of Preferred Securities....................................................          23
Description of Guarantees..............................................................          35
Relationship Among Debentures, Preferred Securities and Guarantees.....................          37
Description of Preferred Stock.........................................................          40
Description of Depositary Shares.......................................................          42
Book-Entry Issuance....................................................................          46
ERISA Considerations...................................................................          48
Plan of Distribution...................................................................          50
Legal Matters..........................................................................          51
Experts................................................................................          51

    The principal executive office of the Company and each Trust is located at 245 Park Avenue, New York, New York 10167; the telephone number of the Company and each Trust is (212) 272-2000. The Company's Internet address is http://www.bearstearns.com.

                      WHERE YOU CAN FIND MORE INFORMATION

    The Bear Stearns Companies Inc. files annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Company and the Trusts have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debentures, Preferred Securities and Guarantees and the Preferred Stock. This

Prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Trusts and the Debentures, Preferred Securities and Guarantees and the Preferred Stock, you should consult the Registration Statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

    The SEC allows the Company and the Trusts to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

    The following documents filed by The Bear Stearns Companies Inc. with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

    (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1998;

    (ii) the Quarterly Report on Form 10-Q for the quarter ended September 25, 1998; and

   (iii) the Current Reports on Form 8-K dated July 21, 1998, August 26, 1998, October 14, 1998 and October 30, 1998.

    The Company and the Trusts will provide to you without charge, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning the Company at Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number
(212) 272-2000.

                              CERTAIN DEFINITIONS

    Unless otherwise stated in this Prospectus:

    - the "Company" refers to The Bear Stearns Companies Inc. and its subsidiaries;

    - "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

    - "BSSC" refers to Bear, Stearns Securities Corp.;

    - "BSIL" refers to Bear, Stearns International Limited; and

    - the "Trusts" refer to Bear Stearns Capital Trust II, Bear Stearns Capital Trust III, Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V, collectively.

    Bear Stearns, BSSC and the Trusts are subsidiaries of the Company.

                           FORWARD-LOOKING STATEMENTS

    THIS PROSPECTUS INCLUDES AND INCORPORATES BY REFERENCE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES LAWS. ALL STATEMENTS REGARDING THE COMPANY'S AND THE TRUSTS' EXPECTED FINANCIAL POSITION, BUSINESS AND FINANCING PLANS ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ALSO INCLUDE REPRESENTATIONS OF OUR EXPECTATIONS OR BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE ASSOCIATED WITH THE EFFECT OF INTERNATIONAL, NATIONAL AND REGIONAL ECONOMIC CONDITIONS AND THE PERFORMANCE OF BEAR STEARN'S AND BSSC'S PRODUCTS WITHIN THE PREVAILING ECONOMIC ENVIRONMENT. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, SUCH EXPECTATIONS MAY PROVE TO BE INCORRECT. CAUTIONARY STATEMENTS DESCRIBING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ARE DISCLOSED IN THIS PROSPECTUS, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY SUCH CAUTIONARY STATEMENTS.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE DECIDING TO INVEST IN THE SECURITIES BEING OFFERED.

RANKING OF OBLIGATIONS UNDER THE GUARANTEES AND THE DEBENTURES

    The Company's obligations under the Guarantees and the Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt of the Company. At September 25, 1998, the Company had outstanding (on an unconsolidated basis) approximately $28.6 billion of debt, including approximately $27.2 billion of Senior Debt, none of which is secured, and subsidiaries of the Company had outstanding (on an unconsolidated basis) approximately $125.5 billion of debt and other obligations (including $52.0 billion related to securities sold under repurchase agreements, $44.6 billion related to payables to customers, $21.9 billion related to financial instruments sold, but not yet purchased and $7.0 billion of other liabilities, including $2.8 billion of debt). The Indenture, the Guarantees and the Trust Agreements do not limit the amount of additional secured or unsecured debt, including Senior Debt, that the Company may incur. See "Description of Guarantees" and "Description of Debentures--Subordination." Because the Company is a holding company, the Company's right to participate in any distribution of assets of any subsidiary, when such subsidiary is liquidated or reorganized, is subject to the prior claims of creditors of the subsidiary. Accordingly, the Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Debentures should look only to the assets of the Company for payments on the Debentures. See "The Company."

    The ability of any Trust to pay amounts on its Preferred Securities is solely dependent upon the Company making payments on the Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; PRICE CONSEQUENCES

    If the applicable Prospectus Supplement provides, the Company will have the right under the Indenture to periodically defer payment of interest for an Extension Period of up to the number of consecutive interest payment periods specified in the applicable Prospectus Supplement. The interest payment deferment will be subject to the terms, conditions and any covenants specified in the applicable Prospectus Supplement. The Extension Period may not extend beyond the maturity of such series of Debentures, as provided in the applicable Prospectus Supplement. Certain United States federal income tax consequences and other applicable considerations to any such Debentures will be described in the applicable Prospectus Supplement. See "Description of Debentures--Option to Defer Interest Payments" and "Description of Preferred Securities--Distributions."

    The Indenture will also limit the Company's ability to pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock during an Extension Period. In the event that the Company elects to exercise such right, the market price of the Preferred Securities is likely to be adversely affected. If you sell Preferred Securities during an Extension Period, you might not receive the same return on your investment as holders who continue to hold their Preferred Securities. In addition, due to the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the assets of a Trust) may be more volatile than the market prices of other securities that are not subject to such deferrals.

SPECIAL EVENT PREPAYMENT

    If a Special Event regarding a series of Debentures occurs and is continuing, the Company may prepay all (but not a part) of such series of Debentures at any time within 90 days of the date of such Special Event at the prepayment price described in the applicable Prospectus Supplement. Such a prepayment of Debentures would cause a mandatory redemption of the Preferred Securities. See "Description of Preferred Securities--Redemption or Exchange."

    A "Special Event" means an Investment Company Event or a Tax Event.

    An "Investment Company Event" means the receipt by a Trust of an opinion of counsel to the effect that, as a result of a change in the laws (or any regulations) or in official administrative or judicial interpretation or application of such laws (or regulations), there is more than an insubstantial risk that such Trust is or will be required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") on or after the date of the issuance of the Preferred Securities of such Trust.

    A "Tax Event" means the receipt by a Trust of an opinion of counsel to the effect that, as a result of a change in the laws (or any regulations) or in official administrative or judicial interpretation or application of such laws (or regulations), there is more than an insubstantial risk that (i) such Trust is, or will be within 90 days, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Debentures,
(ii) all or a part of the interest payable by the Company on such series of Debentures is not, or within 90 days will not be, deductible by the Company for United States federal income tax purposes, or (iii) such Trust is, or will be within 90 days, subject to more than a minimal amount of taxes, duties or governmental charges.

EXCHANGE OF PREFERRED SECURITIES FOR DEBENTURES

    The Company will be able to dissolve the Trusts at any time and distribute (after satisfaction of liabilities to creditors as required by applicable law) Debentures to you as a holder of Preferred Securities in liquidation of such Trusts. See "Description of Preferred Securities--Liquidation Distribution on Dissolution."

    Because you may receive Debentures on dissolution of a Trust and because Distributions are otherwise limited to payments on the Debentures, you are also making an investment decision relating to the Debentures when you invest in the Preferred Securities. You should carefully review all the information regarding the Debentures contained in this Prospectus and the applicable Prospectus Supplement. See "Description of Debentures" and "Description of Preferred Securities."

PRICES FOR PREFERRED SECURITIES OR DEBENTURES

    The Company and the Trusts cannot make any guarantees about the market prices for the Preferred Securities or the Debentures that may be exchanged for Preferred Securities if a Trust were to be dissolved and liquidated. You should be aware if you invest that the Preferred Securities or the Debentures may trade at a lower price than you paid to purchase the Preferred Securities.

RIGHTS UNDER THE GUARANTEES

    The Chase Manhattan Bank will act as the Guarantee Trustee and will hold the Guarantees for your benefit. The Chase Manhattan Bank will also act as Debenture Trustee for the Debentures and as Property Trustee under the Trust Agreements and its affiliate Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreements. Unless the applicable Prospectus Supplement states differently, each Guarantee will guarantee to you as a holder of Preferred Securities the following payments if they are not paid by the applicable Trust:

    - any accumulated and unpaid Distributions that must be paid on such Preferred Securities, to the extent such Trust has funds available at such time;

    - the Redemption Price, with respect to any Preferred Securities called for redemption, to the extent such Trust has funds available at such time; and

    - if a voluntary or involuntary dissolution of such Trust occurs, and a distribution of Debentures to the holders of such Preferred Securities is not made, an amount equal to the lesser of either (i) the Liquidation Distribution or (ii) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available for that purpose.

    The holders of at least a majority of the Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of a proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantees. As a holder of Preferred Securities, you may institute legal proceedings directly against the Company to enforce your rights under such Guarantees without first bringing legal proceedings against the applicable Trust, the Guarantee Trustee, or any other person or entity. If the Company does not make interest or principal payments on a series of Debentures purchased by a Trust, that Trust will not be able to pay any distributions on its Preferred Securities because it will not have the funds to do so. If such a default occurs, you would not be able to rely on the Guarantees for payment of these amounts. Instead, if a Debenture Event of Default relating to the failure to pay interest or principal on a series of Debentures has occurred and is continuing, you may institute a suit directly against the Company to enforce payment of the principal or interest on such Debentures having a principal amount equal to the Liquidation Amount of your Preferred Securities. Notwithstanding any payments made to you by the Company in connection with such suit, the Company will remain obligated to pay the principal of and interest on the Debentures, and the Company will have the right to set-off any payment made to such holder of Preferred Securities by the Company in connection with a suit directly against the Company or under the related Guarantee. You will not be able to directly exercise any other remedies available to the Trusts as the holders of the Debentures unless there has been an Event of Default under the applicable Trust Agreement. See "Description of Debentures--Enforcement of Certain Rights by Holders of Preferred Securities" and "--Debenture Events of Default" and "Description of Guarantees." Each Trust Agreement provides that by receiving and accepting Preferred Securities, you agree to the provisions of the Guarantees and the Indenture.

LIMITED VOTING RIGHTS

    As a holder of Preferred Securities, you will generally have limited voting rights relating only to the modification of the Preferred Securities and the exercise of the applicable Trust's rights as holder of Debentures. You will have limited authority to vote to remove or replace the Trustees. The Company (as holder of the Common Securities), the Property Trustee and the Delaware Trustee may amend each Trust Agreement without your consent to ensure that each Trust will be classified for United States federal income tax purposes as a grantor trust even if doing so adversely affects your interests. See "Description of Preferred Securities--Voting Rights; Amendment of each Trust Agreement" and "Description of Preferred Securities--Removal of Trustees."

ABSENCE OF PUBLIC MARKET

    The Preferred Securities, the Preferred Stock and the Depositary Receipts will be new issues of securities with no established trading market. Any election by the Company to file an application for listing of the Preferred Securities, the Preferred Stock or the Depositary Receipts on any exchange or quotation system will be specified in the applicable Prospectus Supplement. However, the Company does not know the extent to which investor interest in the Preferred Securities, the Preferred Stock or the Depositary Receipts will lead to the development of a trading market or how liquid that market will be even if the Preferred Securities, the Preferred Stock or the Depositary Receipts are listed on an exchange or quotation system. If no active public market develops, the market price and liquidity of the Preferred Securities, the Preferred Stock or the Depositary Receipts may be adversely affected.

                                  THE COMPANY

    The Bear Stearns Companies Inc. is a holding company that, through its principal subsidiaries, Bear Stearns, BSSC and BSIL, is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The Company's business includes:

    - market-making and trading in corporate, United States government, government-agency, mortgage-related, asset-backed and municipal securities;

    - trading in equity and debt corporate securities, options, futures, foreign currencies, interest-rate swaps and other derivative products;

    - securities and commodities arbitrage;

    - securities, options and commodities brokerage;

    - underwriting and distributing securities;

    - providing securities clearance services;

    - financing customer activities;

    - securities lending;

    - arranging for the private placement of securities;

    - advising clients in mergers, acquisitions, restructurings and leveraged transactions;

    - providing other financial advisory services;

    - making principal investments in leveraged acquisitions;

    - acting as specialist on the floor of the New York Stock Exchange;

    - providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and

    - financial market and securities research.

    The Company conducts its business from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; from representative offices in Beijing, Lugano and Shanghai; through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Paris, Sao Paulo, Singapore and Tokyo; and through joint ventures with other firms in Belgium, Madrid and the Philippines. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

    Bear Stearns and BSSC are broker-dealers registered with the SEC. They are also members of the New York Stock Exchange, all other principal United States securities and commodities exchanges, the National Association of Securities Dealers, Inc. and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York. BSIL is a securities broker dealer based in London. BSIL is regulated by the Financial Services Authority in the United Kingdom and is a member of the London International Financial Futures Exchange, the London Securities & Derivatives Exchange, the International Petroleum Exchange and the London Commodity Exchange.

                                   THE TRUSTS

    Each Trust is a statutory business trust created under Delaware law. As a Delaware business trust, each Trust will be subject to (i) a trust agreement executed by the Company, as Depositor, a Delaware Trustee, a Property Trustee and three Administrators and (ii) a certificate of trust filed with the Delaware Secretary of State. The trust agreement of each Trust will be amended and restated in its entirety (as amended and restated, a "Trust Agreement") before the issuance of any Preferred Securities. Each Trust Agreement will be substantially in the form filed as an exhibit to the Registration Statement. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). Each Trust will only have the following purposes:

    - issuing and selling its Common Securities and Preferred Securities (the "Trust Securities");

    - using the proceeds from such sale to acquire a series of Debentures issued by the Company; and

    - engaging in other activities necessary or incidental to the above purposes (for example, registering the transfer of Trust Securities).

    Accordingly, the Debentures will be the only assets of each Trust, and payments received from the Debentures will be the only revenue of each Trust.

    All of the Common Securities of each Trust will be owned by the Company. The Company will acquire Common Securities with an aggregate Liquidation Amount of at least 3% of each Trust's total capital.

    Each Trust has a term of approximately 55 years unless the applicable Prospectus Supplement states differently, but may terminate earlier as the Trust Agreement provides. Each Trust's business and affairs will be conducted by its trustees, which are appointed by the Company. Each of the Trusts will have the following Trustees and Administrators:

    - Property Trustee: The Chase Manhattan Bank, which will act as sole trustee under each Trust Agreement for purposes of compliance with the TIA;

    - Delaware Trustee: Chase Manhattan Bank Delaware;

    - Administrators: three individual trustees who are employees or officers of or affiliated with the Company.

    The Chase Manhattan Bank will also act as trustee under the Guarantees and the Indenture governing the Debentures. See "Description of Guarantees" and "Description of Debentures." The Company (as the holder of the Common Securities) can appoint, remove or replace the Property Trustee and/or the Delaware Trustee. Also, if any event of default under a Trust Agreement has occurred and is continuing, then the holders of a majority of the Liquidation Amount of the related Preferred Securities will also be able to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. As a holder of Preferred Securities, you will not be able to appoint, remove or replace the Administrators because the Company (as holder of the Common Securities) has that power exclusively. The duties and obligations of each Trustee are governed by the applicable Trust Agreement. The Company will pay all ongoing fees and expenses of each Trust, including those related to the offering of the Preferred Securities.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends for each of the periods indicated are as follows:

                              THREE MONTHS ENDED
                         ----------------------------
                                                                            FISCAL YEAR ENDED JUNE 30,
                         SEPTEMBER 25,  SEPTEMBER 26,  --------------------------------------------------------------------
                             1998           1997           1998          1997          1996          1995          1994
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------
                                 (UNAUDITED)

                                                          (IN THOUSANDS, EXCEPT FOR RATIO)
Earnings before taxes
  on income............   $    93,309    $   267,138   $  1,063,492  $  1,013,690  $    834,926  $    388,082  $    642,799
Added fixed charges:
  Interest.............       982,703        816,915      3,638,513     2,551,364     1,981,171     1,678,515     1,023,866
  Interest factor in
    rents..............         7,706          7,231         30,130        26,516        25,672        24,594        21,772
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------
Total fixed charges....       990,409        824,146      3,668,643     2,577,880     2,006,843     1,703,109     1,045,638
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------
Earnings before fixed
  charges and taxes on
  income...............   $ 1,083,718    $ 1,091,284   $  4,732,135  $  3,591,570  $  2,841,769  $  2,091,191  $  1,688,437
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------
Preferred Stock
  dividends............   $     9,778    $     5,925   $     31,970  $     23,890  $     24,493  $     25,137  $     24,667
Ratio of income before
  provision for income
  taxes to net
  income*..............           146%           165%           161%          165%          170%          161%          166%
Preferred dividend
  factor on pre-tax
  basis................        14,233          9,793         51,481        39,484        41,680        40,543        40,975
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------
Total combined fixed
  charges and preferred
  stock dividends......   $ 1,004,642    $   833,939   $  3,720,124  $  2,617,364  $  2,048,523  $  1,743,652  $  1,086,613
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------
Ratio of earnings to
  combined fixed
  charges and preferred
  stock dividends......           1.1            1.3            1.3           1.4           1.4           1.2           1.6
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------
                         -------------  -------------  ------------  ------------  ------------  ------------  ------------

------------------------

* Represents income before provision for income taxes divided by net income, which adjusts dividends on outstanding series of preferred stock of the Company to a pre-tax basis.

                                USE OF PROCEEDS

    The Company intends to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of indebtedness and investment in, or extensions of credit to, subsidiaries. The applicable Prospectus Supplement will describe any different use of proceeds.

                             ABOUT THIS PROSPECTUS

    This Prospectus is a part of the Registration Statement we filed with the SEC utilizing the "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this Prospectus in one or more offerings up to a total dollar amount of $750,000,000. This Prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a Prospectus Supplement that will contain the specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement, together with the additional information described under the heading "Where You Can Find More Information." It is important for you to consider all of this information in making your investment decision. This Prospectus may not be used to consummate sales of Debentures, Preferred Securities or Preferred Stock unless accompanied by a Prospectus Supplement containing information about the terms of that offering.

                  OVERVIEW OF DEBENTURES, PREFERRED SECURITIES
                                 AND GUARANTEES

    The Bear Stearns Companies Inc. may periodically offer its Junior Subordinated Deferrable Interest Debentures (the "Debentures") in one or more series or issuances. The Debentures will be unsecured and junior in right of payment to the Company's Senior Debt. If provided in an applicable Prospectus Supplement, the Company may defer payments of interest on any series of Debentures by extending the interest payment period at various times for an "Extension Period" of up to the number of consecutive interest payment periods specified in the applicable Prospectus Supplement (but not beyond the maturity of such series as provided in the applicable Prospectus Supplement). If payments of interest are deferred, then the Company generally is not permitted to declare or pay any dividends, distributions or other payments on, or repay, repurchase, redeem or otherwise acquire, the Company's capital stock or debt securities that rank equally with or junior to such series of Debentures. See "Risk Factors--Ranking of Obligations under the Guarantees and the Debentures," "Description of Debentures--Option to Defer Interest Payments," "--Restrictions on Certain Payments" and "--Subordination."

    Each of the Trusts may periodically offer Preferred Securities that represent preferred undivided beneficial interests in the assets of such Trust. The Company will be the owner of the Common Securities that represent common undivided beneficial interests in the assets of such Trust. As a holder of Preferred Securities you will be entitled to a preference over the Common Securities of such Trust in certain circumstances with respect to (i) cash distributions ("Distributions") that accumulate from the date of original issuance and are payable periodically as specified in the applicable Prospectus Supplement and (ii) amounts payable on redemption or liquidation.

    At the same time a Trust issues and sells Preferred Securities, such Trust will invest the proceeds of the sale of the Preferred Securities and the Common Securities in Debentures. The Debentures will have terms that correspond to the terms of that Trust's related Preferred Securities. See "Description of Preferred Securities--Distributions." The Debentures will be the only assets of each Trust, and payments received from the Debentures will be the only revenue of each Trust.

    The Company will guarantee the payment of Distributions and payments on liquidation of a Trust or on redemption of Preferred Securities. See "Description of Guarantees." The Company's obligations under each Guarantee will be unsecured and junior in right of payment to all Senior Debt of the Company. Taken together, the Company's obligations under each series of Debentures, the Indenture, the related Trust Agreement and the related Guarantee will provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Preferred Securities. See "Relationship Among Debentures, Preferred Securities and Guarantees--Full and Unconditional Guarantee."

                           DESCRIPTION OF DEBENTURES

    The Company will issue the Debentures under an Indenture between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). This is a summary and is not complete. This summary does not describe certain exceptions and qualifications contained in the Indenture or the Debentures. You should read the Indenture, which is filed as an exhibit to the Registration Statement. The Indenture is qualified under the Trust Indenture Act of 1939, as amended.

GENERAL

    The Debentures may be issued in one or more series of Debentures under the Indenture with terms corresponding to the terms of a series of related Preferred Securities. In that event, concurrently with the issuance and sale of each Trust's Preferred Securities, such Trust will invest the proceeds of such sale and the sale to the Company of the Common Securities of such Trust in such series of Debentures. Each series of Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the related Preferred Securities and the Common Securities of such Trust.

    Each series of Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt of the Company as provided in the Indenture. See "--Subordination." Because the Company is a holding company, the Company's right to participate in any distribution of assets of any subsidiary, including Bear Stearns, BSSC and BSIL, when such subsidiary is liquidated or reorganized is subject to the prior claims of creditors of the subsidiary. Accordingly, the Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries and the applicable Trusts, as holders of Debentures should look only to the assets of the Company for payments on the Debentures. The Indenture does not limit the incurrence of additional debt by the Company, which debt could be Senior Debt. At September 25, 1998, the Company had outstanding (on an unconsolidated basis) approximately $28.6 billion of debt, including approximately $27.2 billion of Senior Debt, none of which is secured, and subsidiaries of the Company had outstanding (on an unconsolidated basis) approximately $125.5 billion of debt and other obligations (including $52.0 billion related to securities sold under repurchase agreements, $44.6 billion related to payables to customers, $21.9 billion related to financial instruments sold, but not yet purchased and $7.0 billion of other liabilities, including $2.8 billion of debt). See "--Subordination" and "Risk Factors--Ranking of Obligations under the Guarantees and the Debentures."

    The Debentures may be issued in one or more series pursuant to a supplemental indenture to the Indenture or a resolution of the Company's Board of Directors.

    The applicable Prospectus Supplement will describe some or all of the following terms of the Debentures:

    - the title;

    - any limit on the aggregate principal amount;

    - maturity date on which principal is payable or the method of determining it;

    - interest rate(s);

    - interest payment dates;

    - rights to defer or extend an interest payment date;

    - record dates for each corresponding interest payment date;

    - the place of payment where (i) principal, premium, and interest are payable, (ii) Debentures may be presented for registration of transfer or exchange and (iii) notices and demands to the Company may be made;

    - terms and conditions of optional redemption;

    - terms and conditions of mandatory redemption;

    - issuable denominations;

    - currency(ies) in which the principal, any premium and any interest are payable or the Debentures will be denominated;

    - additions, modifications or deletions to the events of default or covenants of the Company in the Indenture;

    - portion (if less than all) of the principal amount payable upon acceleration or maturity;

    - additions or changes to the Indenture necessary to permit or facilitate the issuance of Debentures in bearer form;

    - index(ices) and applicable calculations used to determine the amount of principal, premium or interest payments;

    - terms and conditions for issuance of a temporary Global Security representing all such Debentures and the exchange of a temporary Global Security for definitive Debentures;

    - whether issuance will be in the form of one or more Global Securities and the depositary for Global Securities;

    - appointment of any paying agent(s);

    - terms and conditions of any optional or mandatory conversion or exchange of Debentures into the Company's capital stock or Preferred Securities;

    - form of Trust Agreements and Guarantees; and

    - any other terms not inconsistent with the Indenture.

    Debentures may be sold at a substantial discount below their stated principal amount and may bear no interest or below market rate interest. Certain United States federal income tax consequences and special considerations applicable to any Debentures will be described in the applicable Prospectus Supplement.

    If (i) the purchase price of any of the Debentures is payable in one or more foreign currencies or currency units, (ii) any Debentures are denominated in one or more foreign currencies or currency units or (iii) the principal, any premium or any interest on any Debentures is payable in one or more foreign currencies or currency units, then the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal, any premium or any interest on any series of Debentures, special United States federal income tax, accounting and other applicable considerations will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

    Debentures will be issuable only in registered form without coupons, unless the applicable Prospectus Supplement states differently. Debentures of any series will be exchangeable for other Debentures of the same issue and series, in authorized denominations, with the same aggregate principal amount, original issue date and maturity and bearing the same interest rate.

    Debentures may be presented for exchange, and may be presented for registration of transfer (with the form of transfer endorsed, or a duly executed satisfactory written instrument of transfer), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Company for such purpose and referred to in the applicable Prospectus Supplement. There will be no service charge for any exchange or registration of transfer, although payment of certain taxes and other governmental charges as described in the Indenture may be required. The Company will appoint the Debenture Trustee as securities registrar under the Indenture. If the Company designates any transfer agents (in addition to the securities registrar) with respect to any series of Debentures in the applicable Prospectus Supplement, the Company may rescind that designation or approve a change in the location where such transfer agent acts at any time, provided that the Company maintains a transfer agent in each place of payment for such series. The Company may designate additional transfer agents with respect to any series of Debentures at any time.

    If a redemption occurs, neither the Company nor the Debenture Trustee will be required to (i) exchange or register the transfer of Debentures of any series during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Debentures of that series and ending at the close of business on the day of such mailing or (ii) exchange or transfer any Debentures so selected for redemption, except any portion of Debentures not being redeemed in a partial redemption.

GLOBAL DEBENTURES

    Unless the applicable Prospectus Supplement states differently, all or a part of each series of Debentures may be issued in the form of one or more Global Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement. Global Debentures will be issued only in fully registered form, but may be in either temporary or permanent form. Unless and until it is exchanged for certificated Debentures, a Global Debenture may be transferred only as a whole. Transfers of Global Debentures are permitted between the following entities:

    - by the Depositary for such Global Debenture to a nominee of such Depositary;

    - by a nominee of such Depositary to such Depositary or another nominee of such Depositary; or

    - by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    While each Prospectus Supplement will describe the terms of the depositary arrangement with respect to each series of Debentures, the Company expects the following terms will apply to each of the depositary arrangements.

    The Depositary or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debentures that are represented by the corresponding Global Debenture issued and deposited with them to the accounts of persons who have accounts ("Participants") with such Depositary. The depositary accounts may include the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel"). The dealers, underwriters or agents or the Company (if the Company offers and sells such Debentures directly) will designate these accounts for the respective Debentures.

    The ownership of the beneficial interests in a Global Debenture will be limited to Participants or persons that may hold interests through Participants, including Euroclear and Cedel and their participants. Actual ownership of beneficial interests in each Global Debenture will only be shown on, and the transfer of ownership will be completed through, records of the applicable Depositary or its nominee (for interests of Participants), and the records of Participants (for interests of persons who hold through Participants). However, because the laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form, rather than through a Global

Debenture, such restrictions may impair the ability to transfer beneficial interests in a Global Debenture.

    For all purposes under the Indenture and as long as either the Depositary or its nominee is the registered owner of the corresponding Global Debenture, such Depositary or such nominee will be considered the sole holder and owner of the Debentures represented by such Global Debenture.

    Except as provided below, owners of beneficial interests in a Global
Debenture:

    - will not be entitled to have any of the individual Debentures of the series represented by the corresponding Global Debenture registered in their names;

    - will not receive physical delivery of any such Debentures of such series in definitive form; and

    - will not be considered the holders or owners of such Debentures under the Indenture.

    Payments of principal, any premium and any interest on individual Debentures represented by a Global Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be. None of the Company, the Debenture Trustee, any paying agent or the securities registrar for such Debentures will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Debenture representing such Debentures. They also will not be responsible for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    When it receives any payment of principal, any premium or any interest regarding a permanent Global Debenture representing any Debentures, the Company expects the Depositary or its nominee to immediately credit each Participant's account with payments in amounts proportionate to its respective beneficial interest in the principal amount of such Global Debenture for such Debentures. Each Participant's beneficial interest will be shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in each Global Debenture will be governed by standing instructions and customary practices as now apply with securities held for customer accounts in bearer form or registered in "street name." These Participants will be responsible for such payments.

    If a Depositary for a series of Debentures is at any time unwilling, unable or ineligible to continue as depositary, and the Company does not appoint a successor depositary within 90 days, the Company will issue individual Debentures of such series in exchange for the Global Debenture representing such series of Debentures, unless the applicable Prospectus Supplement states differently. The Company may at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement, determine not to have any Debentures of such series represented by one or more Global Debentures. In such case, the Company will issue certificated Debentures of such series in exchange for the Global Debenture as described in the applicable Prospectus Supplement.

    An owner of a beneficial interest in a Global Debenture may be permitted to receive individually certificated Debentures of a series in exchange for the beneficial interests in the Global Debenture on terms that are acceptable to each of the Company, the Debenture Trustee and the Depositary and subject to any limitations in the applicable Prospectus Supplement. In such case, the owner of a beneficial interest in a Global Debenture will be entitled to physical delivery of certificated Debentures of the same series that is equal in its aggregate principal amount to the owner's beneficial interest in the corresponding Global Debenture. The Company will register such Debenture in the owner's name in the denominations specified for such series in the applicable Prospectus Supplement.

PAYMENT AND PAYING AGENTS

    Payment of principal, any premium and any interest on Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent(s) as the Company may periodically designate, unless the applicable Prospectus Supplement states differently. However, at the option of the Company, payment of any interest may be made (i) except in the case of Global Debentures, by check mailed to the address in the securities register of the person entitled to such payment or
(ii) by transfer to an account specified in the securities register maintained by the person entitled to such payment, provided that proper transfer instructions have been received by the preceding record date. Unless the applicable Prospectus Supplement states differently, payment of any interest on Debentures will be made to the person in whose name such Debentures are registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Company will at all times be required to maintain a paying agent in each place of payment for each series of Debentures.

    Any moneys deposited with the Debenture Trustee or any paying agent or then held by the Company in trust for the payment of principal, any premium or any interest on any Debenture and remaining unclaimed for two years after such payment has become due and payable shall, at the request of the Company, be repaid to the Company. After that time, the holder of such Debenture will be a general unsecured creditor of the Company and may only look to the Company for payment of such moneys.

OPTION TO DEFER INTEREST PAYMENTS

    If provided in the applicable Prospectus Supplement, the Company will have the right to periodically defer payment of interest for an Extension Period of up to the number of consecutive interest payment periods specified in the applicable Prospectus Supplement. The interest payment deferment will be subject to the terms, conditions and any covenants specified in the applicable Prospectus Supplement. The Extension Period may not extend beyond the maturity of such series of Debentures as provided in the applicable Prospectus Supplement. Certain United States federal income tax consequences and other applicable considerations to any such Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION AND PREPAYMENT

    Debentures will not be subject to any sinking fund, unless the applicable Prospectus Supplement states differently.

    The Company may redeem all (at any time) or a part (at particular times) of the Debentures of any series, unless the applicable Prospectus Supplement states differently. If the Debentures of any series are redeemable beginning on a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. The redemption price for any Debenture so redeemed will equal any accrued and unpaid interest to the redemption date, plus 100% of the outstanding principal amount, unless the applicable Prospectus Supplement states differently.

    Unless the applicable Prospectus Supplement states differently, if a Special Event regarding a Trust occurs and is continuing, the Company has the option to prepay all (but not a part) of the corresponding series of Debentures at any time within 90 days of the date of such Special Event, subject to the provisions of the Indenture and whether or not such Debentures are then otherwise redeemable at the option of the Company. The prepayment price for any Debentures will be described in the applicable Prospectus Supplement. For so long as the applicable Trust is the holder of all the outstanding Debentures of such series, the proceeds of any such prepayment will be used by such Trust to redeem the corresponding Trust Securities in accordance with their terms.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the

Company defaults in payment of the redemption price and any interest accrued to the redemption date, interest will stop accruing on such Debentures (or the part called for redemption) as of the redemption date.

RESTRICTIONS ON CERTAIN PAYMENTS

    The Company will covenant that it will not and will not permit any subsidiary of the Company to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock;

    - make any payment of principal, any premium or interest on or repay, repurchase or redeem any debt securities of the Company (including other series of Debentures) that rank equally with or junior in interest to the Debentures; or

    - make any guarantee payments on any guarantee by the Company of the debt securities of any subsidiary if such guarantee ranks equally with or junior in interest to the Debentures;

whenever any of the following payment restriction events occur:

    - the Company has actual knowledge of the occurrence of any event (i) that with the giving of notice or the lapse of time or both would constitute a Debenture Event of Default under the Indenture with respect to the Debentures of such series and (ii) that the Company has not taken reasonable steps to cure;

    - if such Debentures are held by a Trust of a series of related Preferred Securities and the Company has defaulted on the payment of any obligations under the Guarantee relating to such related Preferred Securities; or

    - the Company has given notice of its election of an Extension Period as provided in the Indenture with respect to the Debentures of such series and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

    The Company will be permitted to make:

    - dividends or distributions in capital stock of the Company;

    - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to such plan;

    - payments under (i) any Guarantee with respect to the series of related Preferred Securities and (ii) any guarantee for the benefit of holders of the capital securities of Bear Stearns Capital Trust I;

    - purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees; and

    - payments of interest under a loan agreement with Bear Stearns Finance LLC.

    However, the Company will not be able to make payments under any Guarantee if a payment restriction event occurs with respect to the debentures issued to Bear Stearns Capital Trust I under the Indenture, dated as of January 29, 1997, between the Company and The Chase Manhattan Bank, as periodically supplemented.

MODIFICATION OF INDENTURE

    The Company and the Debenture Trustee may modify the Indenture without the consent of the applicable Trusts as holders of any series of Debentures to cure ambiguities, defects or inconsistencies

(so long as the interests of such Trusts or, in the case of Debentures, the holders of the related Preferred Securities are not materially adversely affected) and qualify, or maintain the qualification of, the Indenture under the TIA, among other things. The Indenture permits the Company and the Debenture Trustee to modify the Indenture in a manner that materially adversely affects the rights of the applicable Trusts as holders of a series of Debentures so long as the holders of at least a majority in principal amount of such series of Debentures consents.

    The consent of all affected holders of a series of Debentures is required to, among other things: (i) change the maturity of such series of Debentures;
(ii) reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, such series of Debentures; or (iii) modify the provisions regarding subordination of the Debentures in a manner that adversely affects the rights of holders of such series of Debentures. The consent of all holders of a series of Debentures is required to reduce the percentage of principal amount of Debentures of such series, the holders of which are required to consent to any such modification of the Indenture.

    In the case of Debentures, so long as any related Preferred Securities remain outstanding, unless the principal and any premium of the Debentures and all accrued and unpaid interest on such Debentures have been paid in full: (i) no modification may be made that materially adversely affects you as a holder of such Preferred Securities, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture with respect to such Debentures may be effective, without the prior consent of the holders of at least a majority of the Liquidation Amount of all outstanding related Preferred Securities affected; and (ii) no modification may impair your rights as a holder of Preferred Securities to institute suit directly against the Company when certain Debenture Events of Default occur, without the prior consent of the holders of all related Preferred Securities then outstanding.

    The Company and the Debenture Trustee may execute any supplemental indenture to create any new series of Debentures without the consent of any Trust as a holder of Debentures.

DEBENTURE EVENTS OF DEFAULT

    A "Debenture Event of Default" will occur under the Indenture if any of the following events occurs:

    - failure for 30 days by the Company to pay any interest when due (subject to the deferral of any due date in the case of an Extension Period); or

    - failure by the Company to pay any principal when due at maturity, upon redemption, by declaration or otherwise; or

    - failure by the Company to observe or perform in any material respect certain covenants contained in the Debentures or the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in principal amount of such series of Debentures; or

    - certain events of bankruptcy, insolvency or reorganization of the Company.

    The holders of a majority of the outstanding principal amount of Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of at least 25% of the outstanding principal amount of Debentures of each series affected may declare the principal due and payable immediately when a Debenture Event of Default occurs. If the Debenture Trustee or holders of at least 25% of the outstanding principal amount of Debentures fail to make such declaration, the holders of at least 25% of the Liquidation Amount of the related Preferred Securities will have such right. If the Debenture Event of Default has been cured, the holders of a majority of the outstanding principal amount of Debentures of each series affected may annul such declaration. If the holders of such Debentures fail to annul such declaration and waive such default, the holders of a majority of the Liquidation Amount of the related Preferred Securities affected will have such right.

    The holders of a majority of the outstanding principal amount of each series of the Debentures affected, and the holders of a majority of the Liquidation Amount of the corresponding Preferred Securities, may, on behalf of the holders of all the Debentures of such series or the corresponding Preferred Securities (as applicable), waive any default, except a default in the payment of principal or interest or a default regarding a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. The Company is required to file an annual certificate with the Debenture Trustee stating whether the Company is in compliance with all the applicable conditions and covenants under the Indenture.

    If a Debenture Event of Default occurs and is continuing as to a series of Debentures, then the Property Trustee may declare the principal and any interest on such Debentures to be immediately due and payable and to enforce its other rights as a creditor with respect to such Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Debenture Event of Default relating to the failure to pay interest or principal on a series of Debentures has occurred and is continuing, as a holder of related Preferred Securities, you may institute a suit directly against the Company to enforce payment of the principal or interest on such Debentures having a principal amount equal to the Liquidation Amount of your related Preferred Securities. The Company may not amend the Indenture to remove your right to bring such suit without the prior written consent of the holders of all of the outstanding Preferred Securities. If the right to bring such suit is removed, the applicable Trust may become subject to the reporting obligations of the Exchange Act. The Company will have the right under the Indenture to set-off any payment made to you as a holder of Preferred Securities in connection with a suit directly against the Company or under the related Guarantee against its obligation to make any payment under the Indenture.

    You will not be able to directly exercise any remedies other than those described in the preceding paragraph available to the applicable Trust as holders of the Debentures unless there has been an Event of Default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture permits the Company to consolidate or merge with another person or to sell or convey all or substantially all its assets to any person if:

    - either (i) the Company is the successor person or (ii) the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes the Company's obligations on the Debentures and under the Indenture;

    - immediately after the consolidation, merger, sale or conveyance, no default in the performance of any covenant or condition under the Indenture has occurred; and

    - in the case of Debentures, such consolidation, merger, sale or conveyance is permitted and does not cause a breach or violation under the related Trust Agreement and Guarantee.

    The general provisions of the Indenture do not afford the applicable Trusts as holders of the Debentures protection in the event of a transaction involving the Company that may adversely affect holders of the Debentures.

SATISFACTION AND DISCHARGE

    The Indenture will cease to be of further effect when:

    - all outstanding Debentures of a series are delivered to the Debenture Trustee for cancellation or

    - all outstanding Debentures are due and payable or will become due and payable or will be called for redemption within one year, and the Company deposits with the Debenture Trustee funds in trust in an amount sufficient to pay at maturity or upon redemption all of such outstanding Debentures, including principal and any interest to the date of maturity or redemption (as applicable) and the Company has paid all other amounts payable under the Indenture.

    The following rights will survive such satisfaction and discharge:

    - remaining rights of registration of transfer, conversion, substitution and exchange and the Company's optional redemption right,

    - rights of holders to receive principal and interest and other amounts deposited with the Debenture Trustee and

    - the rights, obligations and immunities of the Debenture Trustee under the Indenture.

CONVERSION OR EXCHANGE

    If and to the extent indicated in the applicable Prospectus Supplement, the Debentures of any series may be convertible into capital stock of the Company. The specific terms of such conversion will be described in the applicable Prospectus Supplement. Such conversion may be either mandatory or optional. The conversion price will be stated in the applicable Prospectus Supplement.

SUBORDINATION

    In the Indenture, the Company will covenant and agree that any Debentures will be subordinate and junior in right of payment to all Senior Debt as provided in the Indenture. When any payment or distribution of assets of the Company is made due to any insolvency event of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal, any premium and any interest on such Senior Debt before any payment of principal or interest on the Debentures.

    If the maturity of any Debentures is accelerated, the holders of all outstanding Senior Debt will first be entitled to receive payment in full of all amounts due on such Senior Debt before the holders of Debentures will be entitled to receive or retain any payment regarding principal or interest on the Debentures.

    No payments on account of principal, any premium or any interest on the Debentures may be made if a default in any payment with respect to Senior Debt has occurred and is continuing or an event of default with respect to any Senior Debt resulting in its acceleration has occurred and is continuing, or if any judicial proceeding is pending with respect to any such default.

    "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

    - every obligation of such person for money borrowed;

    - every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

    - every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

    - every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

    - every capital lease obligation of such person;

    - every obligation of such person for claims regarding derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

    - every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

    "Senior Debt" means the principal of, any premium and any interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or before the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt which ranks equally with, or subordinated to, the Debentures.

    Senior Debt will not include:

    - any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company,

    - any Debt of the Company to any of its subsidiaries,

    - Debt to any employee of the Company,

    - Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the Debt holders by the Debenture holders as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such Debt holders to pay amounts to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and

    - any other debt securities issued pursuant to the Indenture and the indenture, dated as of January 29, 1997, between the Company and The Chase Manhattan Bank, as periodically supplemented.

    Except as described in the next sentence, the Debentures will rank equally with, and will not be superior in right of payment to, the obligations of the Company under the Loan Agreement, dated as of March 24, 1994, between the Company and Bear Stearns Finance LLC in the aggregate principal amount of $189,875,000. However, the Company will be permitted to make payments of interest on this loan during an Extension Period.

    The Indenture places no limitation on the amount of Senior Debt that the Company may incur. The Company expects to periodically incur additional indebtedness and other obligations constituting Senior Debt.

    The Indenture provides that the foregoing subordination provisions may be changed before issuance with respect to the Debentures to be issued. Any such change would be described in the applicable Prospectus Supplement.

RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    As a holder of the related Preferred Securities for a series of Debentures, you will have the rights, in connection with modifications to the Indenture or when Debenture Events of Default occur, as described under "--Modification of Indenture", "--Debenture Events of Default" and "--Enforcement of Certain Rights by Holders of Preferred Securities," unless the applicable Prospectus Supplement states differently.

    The Company will covenant, as to each series of Debentures:

    - to maintain directly or indirectly 100% ownership of the Common Securities of the Trust to which such Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities,

    - not to voluntarily dissolve, wind up or liquidate any Trust, except (a) in connection with a distribution of Debentures to you as a holder of the Preferred Securities in exchange for such Preferred Securities on liquidation of such Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and

    - to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

TRUST EXPENSES

    Pursuant to the Indenture, the Company has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of each Trust (including costs and expenses relating to the organization of each Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of each Trust) and the offering of the Preferred Securities and to pay any and all taxes (including any taxes owed by a Trust if it is determined that such Trust is not a grantor trust for United States federal income tax purposes) and all related costs and expenses (other than United States federal withholding taxes) to which each Trust might become subject.

GOVERNING LAW

    The Indenture is and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee will have all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the Debenture Trustee is not under any obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless it is offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                      DESCRIPTION OF PREFERRED SECURITIES

    The Preferred Securities will represent preferred undivided beneficial interests in the assets of a Trust, and as a holder of Preferred Securities, you will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Trust, as well as other benefits as described in the corresponding Trust Agreement. This is a summary and is not complete. This summary does not describe certain exceptions and qualifications contained in the Trust Agreements or the Preferred Securities. You should read the applicable Trust Agreement, a form of which is filed as an exhibit to the Registration Statement. Each of the Trusts is a legally separate entity, and the assets of one Trust are not available to satisfy the obligations of another Trust or other statutory business trust whose Common Securities are owned by the Company.

GENERAL

    The Preferred Securities of a Trust will rank equally, and payments will be made on the Preferred Securities proportionately (based on Liquidation Amounts) with the Common Securities of that Trust except as described under "--Subordination of Common Securities." Legal title to the Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee executed by the Company for the benefit of the holders of a Trust's Trust Securities will be a subordinated guarantee of the related Trust Securities. A Guarantee will not guarantee the payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities unless the related Trust has the funds to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

    Distributions on the Preferred Securities will:

    - be cumulative;

    - accumulate from the date of original issuance; and

    - be payable on the dates specified in the applicable Prospectus Supplement.

    If the date on which Distributions are payable on the Preferred Securities is not a Business Day, payment of such Distributions will be made on the next Business Day (without any interest or other payment for such delay), except that, if such Business Day is in the next calendar year, payment of such Distribution will be made on the Business Day before (each date on which Distributions are payable, a "Distribution Date"). A "Business Day" means any day other than a Saturday, Sunday or legal holiday, or a day on which banking institutions in The City of New York are authorized or required by law or regulation to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed.

    Each Trust's Preferred Securities represent preferred undivided beneficial interests in the assets of the applicable Trust, and the Distributions on each Preferred Security will be payable at the rate specified in the applicable Prospectus Supplement. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" includes any such additional Distributions unless otherwise stated.

    If provided in the applicable Prospectus Supplement, the Company has the right under the Indenture, pursuant to which it will issue the Debentures, to defer the payment of interest periodically on any series of Debentures for an Extension Period of up to the number of consecutive interest payment periods specified in the applicable Prospectus Supplement, so long as no Debenture Event of Default has occurred and is continuing. The Extension Period may not extend beyond the maturity of the Debentures. Because of such deferral, Distributions on the related Preferred Securities would be deferred (but would continue to accumulate additional Distributions at the rate per annum set forth in the applicable Prospectus Supplement) by the applicable Trust during any such Extension Period.

    During such Extension Period, the Company will not, and will not permit any of its subsidiaries to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock,

    - make any payment of principal, any premium or any interest on, or repay, repurchase or redeem any debt securities of, the Company that rank equally with or junior in interest to the Debentures or

    - make any guarantee payments on any guarantee by the Company of debt securities of any subsidiary if such guarantee ranks equally with or junior in interest to the Debentures.

    The Company may make:

    - dividends or distributions in capital stock of the Company,

    - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of any capital stock of the Company under such plan, or the redemption or repurchase of any such rights pursuant to such plan,

    - payments under (i) any Guarantee with respect to such Preferred Securities, and (ii) any guarantee for the benefit of holders of the capital securities of Bear Stearns Capital Trust I.

    - purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and

    - payments of interest under a loan agreement with Bear Stearns Finance LLC.

    The revenue of each Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Debentures in which each Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Debentures--General." If the Company does not make interest payments on such Debentures, the Property Trustee will not have funds available to pay Distributions on the related Preferred Securities. The Company will guarantee the payment of Distributions provided that a Trust has legally available funds for the payment of such Distributions and sufficient cash to make such payments on the basis described under "Description of Guarantees."

    Distributions on the Preferred Securities will be payable to its holders as they appear on the securities register of such Trust on the relevant record dates, which will be approximately two weeks before the relevant Distribution Date. Unless the applicable Prospectus Supplement states differently, subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance."

REDEMPTION OR EXCHANGE

    MANDATORY REDEMPTION

    When all or a part of the Debentures is repaid or redeemed, the proceeds from the repayment or redemption will be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, with at least 30 days but not more than 60 days notice, at a redemption price (the "Redemption Price") equal to the Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions to the date of redemption (the "Redemption Date") and the related amount of any premium paid by the

Company on the concurrent redemption of such Debentures. See "Description of Debentures-- Redemption." If only a part of any series of Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption will be allocated to the redemption proportionately (based on Liquidation Amounts) among the Trust Securities. The amount of any premium paid by the Company on the redemption of all or any part of any series of any Debentures to be repaid or redeemed on a Redemption Date will be allocated to the redemption proportionately (based on Liquidation Amounts) among the Trust Securities.

    The Company may redeem any series of Debentures (i) beginning on a date specified in the applicable Prospectus Supplement (all at any time or a part periodically), or (ii) when a Special Event occurs (all at any time but not a part).

    DISTRIBUTION OF DEBENTURES

    The Company may dissolve any Trust at any time and (after satisfaction of liabilities to creditors as provided by applicable law) cause the Debentures to be distributed to the holders of the related Preferred Securities and Common Securities in exchange for such Trust Securities on the liquidation of such Trust.

    After the liquidation date fixed for any distribution of Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to you as a holder of such series of Preferred Securities, (iii) the Company will use reasonable efforts to have the Debentures designated on or with any interdealer quotation system or self-regulatory organization as the related Preferred Securities are then listed, (iv) any Preferred Securities certificates that are not surrendered will be deemed to represent a Like Amount of Debentures and (v) your rights will end (except the right to receive Debentures).

    The Company and the Trusts cannot make any guarantees about the market prices for the Preferred Securities or the Debentures that may be distributed in exchange for Preferred Securities if a Trust were to be dissolved and liquidated. Accordingly, the Preferred Securities that you may purchase, or the Debentures that you may receive on dissolution and liquidation of a Trust, may trade at a lower price than you paid to purchase the Preferred Securities.

    SPECIAL EVENT REDEMPTION

    If a Special Event regarding a series of Preferred Securities and Common Securities occurs and is continuing, the Company may prepay all (but not a part) of the Debentures and thus cause a mandatory redemption of all (but not a part) of such Preferred Securities and Common Securities at the Redemption Price within 90 days following the occurrence of such Special Event. If a Special Event regarding a series of Preferred Securities and Common Securities has occurred and is continuing and the Company does not elect to prepay the Debentures and thus cause a mandatory redemption of such Preferred Securities and Common Securities or to terminate the related Trust and cause the Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange for such Trust Securities on liquidation of the Trust as described above, such Preferred Securities will remain outstanding. See "Risk Factors--Special Event Prepayment."

    "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Debentures would be distributed.

    "Liquidation Amount" means the stated amount per Trust Security as set forth in the applicable Prospectus Supplement.

REDEMPTION PROCEDURES

    Preferred Securities redeemed on each Redemption Date will be redeemed at the Redemption Price using the proceeds from the simultaneous redemption of Debentures. Redemptions of the Preferred Securities will be made and the Redemption Price will be payable on each Redemption Date only if the related Trust has funds available for the payment of such Redemption Price. See "--Subordination of Common Securities."

    If the Property Trustee gives a notice of redemption regarding any Preferred Securities, then, by 10:00 a.m., New York City time, on the Redemption Date, the Company will deposit funds with the Property Trustee sufficient to pay the Redemption Price. If the Company has made this deposit, then, by 12:00 noon, New York City time on the Redemption Date, to the extent funds are available, the Property Trustee will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to you as a holder of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to you when you surrender your certificates evidencing such Preferred Securities. However, Distributions payable on or before the Redemption Date for any Preferred Securities called for redemption will be payable to you on the relevant record dates for the related Distribution Dates. If notice of redemption was given and funds deposited as required, then on the date of such deposit, all your rights as a holder of such redeemed Preferred Securities will end, except your right to receive the Redemption Price and any unpaid Distribution, but without interest, and such Preferred Securities will no longer be outstanding. If any redemption date is not a Business Day, then payment of the Redemption Price will be made on the next Business Day (without any interest or other payment for such delay), except that, if such Business Day is in the next calendar year, payment of such Redemption Price will be made on the Business Day before. If payment of the Redemption Price is improperly withheld or refused and not paid either by the applicable Trust or by the Company (under the relevant Guarantee as described under "Description of Guarantees"), Distributions on such Preferred Securities will continue to accrue (at the then applicable rate) from the original Redemption Date to the date such Redemption Price is actually paid. In this case, the actual payment date will be the redemption date for purposes of calculating the Redemption Price.

    Subject to applicable laws (including United States federal securities laws), the Company or its subsidiaries may periodically purchase outstanding Preferred Securities by tender in the open market or by private agreement.

    Payment of the Redemption Price on the Preferred Securities will be made to the applicable holders as they appear on the securities register for such Preferred Securities on the record date established by the Administrators that will be at least 30 days but no more than 60 days before the relevant Redemption Date.

    If only a part of the outstanding Preferred Securities and Common Securities issued by a Trust are to be redeemed on a Redemption Date, then the Liquidation Amount of such Preferred Securities and Common Securities to be redeemed will be allocated proportionately (based on Liquidation Amounts) among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed will be selected on a proportionate basis (based on Liquidation Amounts) at least 30 days but no more than 60 days before the Redemption Date by the Property Trustee from the outstanding Preferred Securities by such method as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions of the Liquidation Amount of Preferred Securities in such minimum amounts as specified in the applicable Prospectus Supplement. The Property Trustee will promptly notify the securities registrar, in writing, of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities will relate to the portion of the Liquidation Amount of Preferred Securities that has been or is to be redeemed.

    Notice of any redemption will be mailed by the Property Trustee at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, each Trust's Preferred Securities and Common Securities will be made proportionately (based on Liquidation Amounts) of such Preferred Securities and Common Securities. However, if any Event of Default under the applicable Trust Agreement resulting from a Debenture Event of Default has occurred and is continuing on any Distribution Date or Redemption Date, (a) the Trust will not pay any Distribution or Redemption Price regarding its Common Securities or make any other payment for redemption, liquidation or other acquisition of such Common Securities unless the Trust has (i) made full cash payment of all accumulated and unpaid Distributions on all outstanding Preferred Securities for all Distribution periods ending on or before such Distribution Date, or (ii) in the case of payment of the Redemption Price, made or provided for the full amount of such Redemption Price on all of the outstanding Preferred Securities then called for redemption, and (b) all funds available to the Property Trustee will be applied first to the full cash payment of all due and payable Distributions or Redemption Price regarding Preferred Securities.

    If any Event of Default under the applicable Trust Agreement resulting from a Debenture Event of Default occurs, the Company (as holder of such Trust's Common Securities) will waive any right to act with respect to any such Event of Default until the effect of all such Events of Default with respect to such Preferred Securities has been eliminated. Until all Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so eliminated, the Property Trustee will act only on behalf of the holders of such Preferred Securities and not on behalf of the Company (as holder of the Trust's Common Securities), and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION ON DISSOLUTION

    Under each Trust Agreement, each Trust will automatically dissolve when its term expires and will dissolve if any of the following occurs:

    - certain events of bankruptcy, dissolution or liquidation of the Company (as holder of the Common Securities);

    - written direction to the Property Trustee by the Company to dissolve such Trust and distribute (after satisfaction of liabilities to creditors as provided by applicable law) Debentures to holders of Trust Securities;

    - redemption of all of the Trust's Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption"; or

    - the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

    If an early dissolution occurs because of the first, second or fourth points above or a Trust's term expires, such Trust will be liquidated by the Trustees as quickly as the Trustees determine to be possible by distributing (after satisfaction of liabilities to creditors as provided by applicable law) to the holders of such Trust Securities a Like Amount of the Debentures. If such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of such Trust available for distribution to holders (after satisfaction of liabilities to creditors as provided by applicable law) an amount equal to the Liquidation Amount plus accrued and unpaid Distributions on the Preferred Securities to the date of payment (such amount being the "Liquidation Distribution"). If only a part of such Liquidation Distribution can be paid because such Trust has insufficient assets available to pay the full Liquidation Distribution, then the amounts payable by such Trust on its Trust Securities will be paid on a proportionate basis (based on Liquidation Amounts). The Company (as holder of the Common Securities) will be entitled to receive Liquidation Distributions on any such liquidation proportionately with you as a holder of Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

    An "Event of Default" will occur under each Trust Agreement if any of the following events occurs:

    - a Debenture Event of Default under the Indenture (see "Description of Debentures--Debenture Events of Default"); or

    - failure for 30 days by the Trust to pay any Distribution when due; or

    - failure by the Trust to pay any Redemption Price of any Trust Security when due; or

    - failure by the Trustees to observe or perform in any material respect any other covenants or warranties in such Trust Agreement for 90 days after written notice to the defaulting Trustee(s) by the holders of at least 25% of the Liquidation Amount of the outstanding Preferred Securities of the applicable Trust; or

    - certain events of bankruptcy or insolvency of the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days.

    Within five Business Days after the Property Trustee obtains actual knowledge of any Event of Default occurring, the Property Trustee will send notice of such Event of Default to the holders of such Trust's Trust Securities, the Administrators and the Company, unless such Event of Default has been cured or waived. The Company and the Administrators are required to file an annual certificate with the Property Trustee stating whether they are in compliance with all the applicable conditions and covenants under each Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing the Preferred Securities will have a preference over the Common Securities as described above. See "--Subordination of Common Securities" and "--Liquidation Distribution on Dissolution." An Event of Default does not entitle the holders of Preferred Securities to accelerate its maturity.

REMOVAL OF TRUSTEES

    Unless a Debenture Event of Default has occurred and is continuing, any Trustee may be removed at any time by the Company (as holder of the Common Securities). If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed by the holders of a majority of the Liquidation Amount of the outstanding Preferred Securities. As a holder of the Preferred Securities, you do not have the right to vote to appoint, remove or replace the

Administrators; these voting rights are exclusive to the Company (as the holder of the Common Securities). No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the successor trustee accepts such appointment in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless a Debenture Event of Default has occurred and is continuing, the Company (as the holder of the Common Securities) and the Administrators may periodically appoint one or more persons approved by the Property Trustee to act either as a co-trustee, jointly with the Property Trustee, or as separate trustee in order to meet the legal requirements of the TIA or of any jurisdiction in which any part of the property and assets held by the Property Trustee under the applicable Trust Agreement may be located. In either case, such trustee will have the powers designated in the instrument of appointment, and such trustee will be vested in such capacity any property, title, right or power necessary or desirable, subject to the provisions of the applicable Trust Agreement. If the Company does not join in such appointment or a Debenture Event of Default has occurred and is continuing, the Property Trustee alone will have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

    Any surviving person of a merger, conversion or consolidation of the Property Trustee or the Delaware Trustee or any successor person to all or substantially all the corporate trust business of such Trustee will be the successor of such Trustee under each Trust Agreement, provided such person is otherwise qualified and eligible.

CONSOLIDATIONS, MERGERS, SALE OF ASSETS OR OTHER TRANSACTIONS

    If the Company (as holder of a majority of the Common Securities) requests (but without the consent of the holders of Preferred Securities, the Property Trustee or the Delaware Trustee), a Trust may consolidate or merge with another trust or transfer or lease substantially all its properties and assets to another trust if:

    - the successor trust either (a) expressly assumes all of the obligations of such Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") that rank the same as the Preferred Securities in priority regarding distributions and payments on liquidation, redemption and otherwise;

    - the Company expressly appoints a trustee of such successor trust possessing the same powers and duties as the Property Trustee as the holder of the Debentures;

    - such merger, consolidation, transfer or lease does not cause the Preferred Securities (or Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

    - such merger, consolidation, transfer or lease does not materially adversely affect your rights, preferences and privileges as a holder of the Preferred Securities (or Successor Securities);

    - the successor trust has a purpose substantially identical to that of such Trust;

    - before such merger, consolidation, transfer or lease, the Company has received an opinion from independent counsel to the Trust to the effect that (a) such merger, consolidation, transfer or lease does not materially adversely affect your rights, preferences and privileges as a holder of the Preferred Securities (or Successor Securities), and (b) following such merger, consolidation, transfer or lease, neither the Trust nor such successor trust will be required to register as an investment company under the Investment Company Act; and

    - the Company (or any permitted successor depositor) owns all of the common securities of such successor trust and guarantees the obligations of such successor trust under the Preferred Securities (or Successor Securities) at least to the extent provided by the Guarantee.

    Unless the consent of holders of 100% of the Liquidation Amount of the Preferred Securities is obtained, a Trust may not effect such merger, consolidation, transfer or lease if it would cause such Trust or the successor trust to be classified as something other than a grantor trust for United States federal income tax purposes or result in the recognition of taxable gain or loss to the holders.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

    As a holder of Preferred Securities, you will have no voting rights, except as provided in this Prospectus or the applicable Prospectus Supplement or as required by law or the applicable Trust Agreement. See "Description of Guarantees--Modification or Amendment of the Guarantees."

    The Company (as holder of the Common Securities), the Property Trustee and the Delaware Trustee may amend each Trust Agreement periodically without your consent to:

    - cure any ambiguity;

    - correct or supplement any provision that is inconsistent with any other provision;

    - make any other provisions which are not inconsistent with the other provisions of such Trust Agreement; or

    - modify, eliminate or add to any provisions that are necessary to ensure that such Trust (i) will always be classified as a grantor trust for United States federal income tax purposes; or (ii) will not be required to register as an "investment company" under the Investment Company Act.

    However, none of the amendments described in the first, second or third points above can have a material adverse effect on the interests of any holder of Preferred Securities or Common Securities. Such amendments will become effective when notice of the amendments is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Trustees and the Company (as holder of the Common Securities) with (i) the consent of holders representing at least a majority (based on Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. The consent of each holder of Trust Securities will be required to amend a Trust Agreement to:

    - change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made regarding the Trust Securities on a specified date; or

    - restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment beginning on such date.

    The Property Trustee shall determine the validity of requests or votes in the event of a dispute among the holders of Trust Securities and the Administrators or the Trustees.

    If any Debentures are held by the Property Trustee, the Property Trustee will not:

    - direct the time, method or place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee regarding such Debentures,

    - waive any past default that is waivable under the Indenture,

    - exercise any right to rescind or annul a declaration that the principal of all the Debentures will be due and payable or

    - consent to any amendment, modification or termination of the Indenture or such Debentures, where such consent will be required, without, in each case, obtaining the prior approval of the holders of a majority of the Liquidation Amount of all outstanding Preferred Securities.

    If a consent under the Indenture would require the consent of each holder of Debentures affected, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Property Trustee will not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by a subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify you as a holder of Preferred Securities of any notice of default with respect to the Debentures. In addition to obtaining the approvals of the holders of the Preferred Securities described above, before taking any of the actions described above, the Property Trustee will obtain (at the Company's expense) an opinion of counsel to the effect that such action would not cause the Trust to be classified as something other than a grantor trust for United States federal income tax purposes.

    Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities called for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

    No vote or consent by you as a holder of Preferred Securities will be required for a Trust to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

    Any of the Preferred Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, will be treated as if they were not outstanding for purposes of the votes or consents described above.

GLOBAL PREFERRED SECURITIES

    All or a part of the Preferred Securities of a series may be issued in the form of one or more Global Preferred Securities that are to be deposited with the Depositary or its nominee, unless the applicable Prospectus Supplement states differently. For each of the series of Preferred Securities, the Depositary will be DTC, unless the applicable Prospectus Supplement states differently. Global Preferred Securities will be issued only in fully registered form but may be in either temporary or permanent form. Unless and until it is exchanged for the individual Preferred Securities each Global Preferred Security will be transferred only as a whole. Transfers of Global Preferred Securities are permitted between the following entities:

    - by the Depositary for such Global Preferred Security to a nominee of such Depositary;

    - by a nominee of such Depositary to such Depositary or another nominee of such Depositary; or

    - by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    While each Prospectus Supplement will describe the depositary arrangements with respect to each series of Preferred Securities, the Company expects the following terms will apply to all of the depositary arrangements.

    The Depositary or its nominee will credit on its book-entry registration and transfer system, the respective Liquidation Amounts of the individual Preferred Securities represented by the corresponding Global Preferred Securities issued and deposited with them to the accounts of Participants, which may include Euroclear and Cedel. The dealers, underwriters or agents or the Company (if the Company offers and sells such Preferred Securities directly) will designate these accounts for the respective Preferred Securities.

    The ownership of beneficial interests in a Global Preferred Security is limited to the Participants or persons that may hold interests through Participants, including Euroclear and Cedel and their participants. Actual ownership of beneficial interests in each Global Preferred Security will only be shown on, and the transfer of ownership will be completed through, records of the applicable Depositary or its nominee (for interests of Participants) and the records of Participants (for interests of persons who hold through Participants). However, because the laws of some states require certain purchasers of securities to take physical delivery of such securities in definitive form, rather than through a Global Preferred Security, such restrictions may impair the ability to transfer beneficial interests in a Global Preferred Security.

    For all purposes under each Trust Agreement and as long as either the Depositary or its nominee is the registered owner of the corresponding Global Preferred Security, such Depositary or such nominee will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security.

    Except as provided below, owners of beneficial interests in a Global Preferred Security:

    - will not be entitled to have any of the individual Preferred Securities represented by the corresponding Global Preferred Security registered in their names;

    - will not receive physical delivery of any such Preferred Securities of such series in a definitive form; and

    - will not be considered the owners or holders of such Preferred Securities under the Trust Agreement.

    Payments of principal, any premium and any interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be. None of the Company, the Property Trustee, any paying agent or the securities registrar for such Preferred Securities will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Preferred Security representing such Preferred Securities. They also will not be responsible for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    When it receives any payment of Liquidation Amount, Redemption Price, premium or Distributions regarding a permanent Global Preferred Security representing any of Preferred Securities, the Company expects the Depositary or its nominee to immediately credit each Participant's account with payments in amounts proportionate to its respective beneficial interest in the Global Preferred Security. Each Participant's beneficial interest will be shown on the records of such Depositary or its nominee.

    The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security will be governed by the standing instructions and customary practices as now apply to securities held for customer accounts in bearer form or registered in "street name." These Participants will be responsible for such payments.

    If a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by a Trust within 90 days, such Trust will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities, unless the applicable Prospectus Supplement states differently. A Trust may at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities. In such case, such Trust will issue certificated Preferred Securities of such series in exchange for the Global Preferred Security.

    An owner of beneficial interest in a Global Preferred Security may be permitted to receive individual certificated Preferred Securities of a series in exchange for the beneficial interests in the Global Preferred Securities, on terms acceptable to each Trust, the Property Trustee and the Depositary and subject to any limitations in the applicable Prospectus Supplement. In such case, the owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of certificated Preferred Securities of the series that is equal in its aggregate Liquidation Amount to the owner's beneficial interest in the corresponding Global Preferred Security. The applicable Trust will register such Preferred Securities in the owner's name in the denominations specified for such series in the applicable Prospectus Supplement.

PAYMENT AND PAYING AGENCY

    Payments on the Preferred Securities will be made to the Depositary, which will credit the relevant accounts at the Depositary on the applicable Distribution Dates, or if any Trust's Preferred Securities are not held by the Depositary, such payments will be made by check mailed to the address appearing on the register of the holder entitled to such payment. The paying agent will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators and the Company, unless the applicable Prospectus Supplement states differently. The paying agent will be permitted to resign as paying agent with 30 days' written notice to the Property Trustee and the Company. If the paying agent resigns or its authority to act is revoked, the Administrators will appoint a successor (which will be a bank or trust company acceptable to the Administrators and the Company) to act as paying agent.

SECURITIES REGISTRAR AND TRANSFER AGENT

    The Property Trustee will initially act as securities registrar and transfer agent for the Preferred Securities, unless the applicable Prospectus Supplement states differently.

    There will be no service charge for any registration of transfer or exchange of Preferred Securities, although payment of certain taxes and other governmental charges may be required. The securities registrar will not be required to (i) register the transfer or exchange of any Preferred Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Preferred Securities and ending at the close of business the day of such mailing or (ii) transfer or exchange any Preferred Securities so selected for redemption, except any portion of any Preferred Securities not being redeemed in a partial redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE

    The Property Trustee will have all the duties and responsibilities specified in the applicable Trust Agreement. After the occurrence and continuation of an Event of Default, the Property Trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is not under any obligation to exercise any of the rights or powers vested in it by the applicable Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous or inconsistent provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which you as a holder of Preferred Securities are entitled to vote under such Trust Agreement, then the Property Trustee will take such action as is directed by the Company and if not so directed, may take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

    The Delaware Trustee will not have any of the duties and responsibilities of the Administrators or the Property Trustee under the applicable Trust Agreement. The Delaware Trustee will not be liable for the payment of any Trust's debt or expenses and will not be liable for any Trust's breach of its obligations, except for breaches due to the Delaware Trustee's own gross negligence or willful misconduct.

MISCELLANEOUS

    The Administrators and the Property Trustee will conduct the affairs of the Trusts in a manner (a) so that (i) no Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or (ii) classified as something other than a grantor trust for United States federal income tax purposes and (b) so that the Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. The Administrators, the Property Trustee and the Company (as holder of the Common Securities) will take any action they determine in their discretion to be necessary or desirable to accomplish the objectives described above that is not inconsistent with applicable law, the certificate of trust or the applicable Trust Agreement, and does not materially adversely affect your interests as a holder of the related Preferred Securities. Each of the Company, the Administrators and the Trustees may engage in other businesses, whether or not similar to the business of the applicable Trust and the holders of Trust Securities will have no right to participate in such businesses.

    You have no preemptive or similar rights as a holder of Preferred
Securities.

    No Trust may borrow money or issue debt or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES

    The Company will execute and deliver the Guarantees at various times for your benefit as a holder of Preferred Securities. This is a summary and is not complete. This summary does not describe certain exceptions and qualifications contained in the Guarantees. You should read the Guarantees, a form of which is filed as an exhibit to the Registration Statement. Each Guarantee will be qualified as an indenture under the TIA. Unless the applicable Prospectus Supplement states differently, The Chase Manhattan Bank will act as independent indenture trustee for TIA purposes under each Guarantee (the "Guarantee Trustee"). Each Guarantee will be held by the Guarantee Trustee for your benefit as a holder of the Preferred Securities of the applicable Trust.

GENERAL

    Unless the applicable Prospectus Supplement states differently, under each Guarantee, the Company irrevocably agrees to pay in full, and on a subordinated and junior basis, the following payments regarding the Preferred Securities (the "Guarantee Payments") if they are not paid by the applicable Trust:

    - any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent such Trust has funds available at such time;

    - the Redemption Price, with respect to any Preferred Securities called for redemption, to the extent such Trust has funds available at such time; and,

    - if a voluntary or involuntary dissolution, winding up or liquidation of such Trust occurs, and a distribution of Debentures to you as a holder of such Preferred Securities is not made, an amount equal to the lesser of either (i) the Liquidation Distribution or (ii) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent such Trust has funds available for that purpose.

    Both the Company's and each Trust's payments to the holders of the applicable Trust Securities of the amounts required under the Guarantees will satisfy the obligations to make the Guarantee Payments.

    Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Trust's obligations under the Trust Securities, but will apply only to the extent that such Trust has funds sufficient to make such payments and does not guarantee collection.

    If the Company does not make interest or principal payments on the Debentures purchased by such Trust, that Trust will not be able to pay any distributions on its Preferred Securities because it will not have the funds to do so. Each Guarantee will rank subordinate and junior in right of payment to all of the Company's Senior Debt. See "--Status of the Guarantees." Because the Company is a holding company, its right to participate in any distribution of assets of any subsidiary, on such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of such subsidiary's creditors. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of its subsidiaries. Holders of Preferred Securities should look only to the assets of the Company for payments under the Guarantees.

    Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the amount of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture, any other existing indenture, or any other indenture that the Company may enter into in the future or otherwise.

    The Company has, through the execution of the applicable Guarantee, Trust Agreement, series of Debentures and the Indenture, fully, irrevocably and unconditionally guaranteed all of each Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only through the combined operation of these documents that the full, irrevocable and unconditional guarantee of each Trust's obligations under the Preferred Securities is provided. See "Relationship Among Debentures, Preferred Securities and Guarantees."

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company in the same manner as the Debentures. The Guarantees do not place any limitation on the amount of additional Senior Debt that the Company may incur. The Company expects to periodically incur additional indebtedness constituting Senior Debt.

    Each Guarantee will rank equally with all other Guarantees to be issued by the Company and will be held for your benefit as a holder of the related Preferred Securities. Each Guarantee will constitute a guarantee of payment and not of collection, and will permit the guaranteed party to bring legal proceedings directly against the guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. No Guarantee will be discharged except by payment of the Guarantee Payments in full (to the extent not paid by the Trust), when the Debentures are distributed to you as a holder of the Preferred Securities or when the applicable Trust dissolves and full payment of amounts payable under the applicable Trust Agreement is made.

MODIFICATION OR AMENDMENT OF THE GUARANTEES

    If any changes materially adversely affects your rights as a holder of the related Preferred Securities, no Guarantee may be amended without the prior approval of the holders of at least a majority of the Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval is set forth under the section entitled "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement."

ASSIGNMENT

    All guarantees and agreements contained in each Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Company and will inure to the benefit of the holders of the related Preferred Securities then outstanding. The Company must obtain the prior approval of the holders of at least a majority of the Liquidation Amount of the Preferred Securities in order to assign its rights or obligations under the applicable Guarantee. However, this requirement does not apply if the assignment is in connection with a merger or consolidation of, or the sale of assets by or to, the Company.

EVENTS OF DEFAULT

    An event of default under each Guarantee will occur if the Company fails to perform any of its payment or other obligations under such Guarantee. When such a default occurs, the holders of at least a majority of the Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of a proceeding for any remedy that is available to the Guarantee Trustee or to direct the exercise of any trust or power conferred on the Guarantee Trustee under such Guarantee.

    As a holder of Preferred Securities, you may institute legal proceedings directly against the Company to enforce its rights under such Guarantee without first bringing legal proceedings against the applicable Trust, the Guarantee Trustee, or any other person or entity.

    As guarantor, the Company is required to file an annual certificate with the Guarantee Trustee stating whether the Company is in compliance with all applicable conditions and covenants under the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee will have all the duties and responsibilities specified in the applicable Guarantee. After the occurrence and continuation of a Guarantee default, the Guarantee Trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is not under any obligation to exercise any of the powers vested in it by any Guarantee at the request of the holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred.

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate and be of no further force and effect if any of the following occurs:

    - full payment of the Redemption Price of the related Preferred Securities;

    - full payment of the amounts payable on dissolution of the related Trust;
      or

    - the distribution of Debentures to the holders of Preferred Securities.

    However, if at any time you as a holder of the related Preferred Securities must pay back any sums paid under such Preferred Securities or such Guarantee, each such Guarantee will continue to be effective or will be reinstated.

GOVERNING LAW

    Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

       RELATIONSHIP AMONG DEBENTURES, PREFERRED SECURITIES AND GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

    The Company irrevocably guarantees the amounts due on the Preferred Securities, including Distribution payments, as described under "Description of Guarantees" but only to the extent the related Trust has funds available for such payments. The documents of each series of Debentures, the Indenture, the related Trust Agreement and the related Guarantee, together create this full, irrevocable and unconditional guarantee of all Distribution payments and other amounts due on the related Preferred Securities on behalf of the Company. All of the documents are required to enforce a full, irrevocable and unconditional guarantee against the Company. It is only the combined operation of these documents that provides for a full, irrevocable and unconditional guarantee of each Trust's obligations under the related Preferred Securities.

    If the Company does not make payments on any series of Debentures, then the corresponding Trust will not pay Distributions or other amounts due on the related Preferred Securities. The Guarantees only cover payment of Distributions to the extent that the related Trust has sufficient funds to pay such Distributions.

    If a Trust does not have sufficient funds to pay, you as a holder of a series of Preferred Securities may institute a legal proceeding directly against the Company in order to enforce payment. The Company's obligations under each Guarantee are subordinate and junior in right of payment to all of the Company's Senior Debt.

SUFFICIENCY OF PAYMENTS

    The Company's payment of the interest and other payments when due on each series of Debentures will be sufficient to cover a Trust's Distributions and other payments due on the related Preferred Securities. There are four primary reasons why payments on the Debentures will cover the payments due on the related Preferred Securities:

    - the aggregate principal amount of each series of Debentures will equal the sum of the aggregate stated Liquidation Amount of the related Preferred Securities and related Common Securities;

    - both the interest rate and the interest and other payment dates on each series of Debentures will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities;

    - the Company will pay for all and any costs, expenses and liabilities of such Trust, except the Trust's obligations to holders of its Preferred Securities; and

    - each Trust Agreement provides that the Trust will not engage in any activity that is inconsistent with the limited purposes of such Trust.

    Except as set forth in the Indenture, the Company may set-off any payment that it is otherwise required to make under the Indenture with payments it has made or is making under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    As a holder of a Preferred Security, you may bring a legal proceeding directly against the Company to enforce your rights under the related Guarantee. In order to do so, you do not need to first institute a legal proceeding against any of the Guarantee Trustee, the related Trust or any other person or entity.

    A default or event of default under any of the Company's Senior Debt does not constitute a default or Debenture Event of Default under the Indenture. However, if there are any payment defaults under the Company's Senior Debt or it is accelerated, no payments may be made relating to the Debentures until either such Senior Debt has been paid in full or any payment default under the Senior Debt has been cured or waived. Failure to make required payments on any series of Debentures would constitute a Debenture Event of Default under the Indenture.

LIMITED PURPOSE OF TRUSTS

    Each Trust's Preferred Securities creates a preferred undivided beneficial interest in the assets of such Trust, and each Trust exists for the sole purpose of issuing its Trust Securities and investing the proceeds of such Trust Securities in Debentures. A principal difference between your rights as a holder of a Preferred Security and those of the applicable Trust as a holder of a Debenture is that the holder of a Debenture may receive the principal amount of and interest accrued on Debentures held from the Company, while the holder of Preferred Securities may only receive Distributions from such Trust (or from the Company under the applicable Guarantee) to the extent such Trust has sufficient funds available to pay such Distributions.

RIGHTS ON DISSOLUTION

    If a voluntary or involuntary dissolution that involves the liquidation of Debentures of any Trust occurs, you as a holder of the related Preferred Securities will be entitled to receive out of the assets of such Trust (after satisfaction of liabilities to creditors as provided by applicable law) the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution on Dissolution."

    If a voluntary or involuntary liquidation or bankruptcy of the Company occurs, the Property Trustee (as holder of the Debentures) would become a subordinated creditor of the Company and would be subordinated in right of payment to all Senior Debt. However, the Property Trustee would be entitled to receive payment in full of principal and interest, before any of the Company's stockholders receive payments or distributions. The Company is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to the holders of its Preferred Securities). As a result, in the event of the Company's liquidation or bankruptcy, the positions of a holder of such Preferred Securities and a holder of such Debentures relative to the Company's other creditors and stockholders are expected to be substantially the same.

                         DESCRIPTION OF PREFERRED STOCK

    The general terms of the Company's Preferred Stock, par value $1.00 per share (the "Preferred Stock"), are described in the Company's Certificate of Incorporation, and the specific terms of each series of Preferred Stock will be described in the applicable Prospectus Supplement and Certificate of Designation. This is a summary and is not complete. This summary describes the dividend, liquidation, redemption and voting rights applicable to all Preferred Stock. This summary does not include certain exceptions and qualifications contained in the Certificate of Incorporation and Certificates of Designation. You should read the Certificate of Incorporation and the applicable Certificate of Designation, which are either filed as exhibits to or will be incorporated by reference in the Registration Statement. You should also read the applicable Prospectus Supplement for information relating to a particular series of Preferred Stock.

GENERAL

    The Company is authorized to issue 10,000,000 shares of Preferred Stock. The Preferred Stock may be issued in one or more series. The Certificate of Incorporation and the Board of Directors' resolutions providing for such issuance describe the designations, voting powers, preferences and relative, participating, optional or other special rights, and corresponding qualifications, limitations or restrictions.

    The Company may issue Depositary Shares which will represent fractional interests in shares of Preferred Stock. For a description of such Depositary Shares in the event Depositary Shares are issued, see "Description of Depositary Shares."

    The actual dividend, liquidation, redemption and voting rights of the Preferred Stock as described in the applicable Prospectus Supplement may be different from the general description in this summary. You should refer to the Prospectus Supplement relating to the particular series of Preferred Stock for specific terms, such as:

    - the designation, stated value and liquidation preference;

    - the number of shares offered;

    - the initial public offering price for the particular series;

    - the dividend rate(s) (or method of calculation), the date(s) from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative (and, if cumulative, the date accumulation begins);

    - any redemption or sinking fund provisions;

    - the amount of payments on liquidation, dissolution or winding-up of the Company;

    - the terms for exchanging Preferred Stock for other securities of the Company;

    - any additional voting rights;

    - any information regarding reissuance or sale of shares which have been redeemed, purchased or otherwise reacquired, or surrendered to the Company on conversion or exchange;

    - any conditions or restrictions on the Company on dividends or other distributions on, or acquiring the Company's Common Stock or other capital stock of the Company that ranks junior to (regarding dividends and treatment upon liquidation) the Preferred Stock;

    - any conditions or restrictions on the Company (or any subsidiary) on incurring debt or issuing capital stock that ranks equally with or senior to (regarding dividends and treatment upon liquidation) the Preferred Stock; and

    - any additional dividend, liquidation, redemption, sinking or retirement fund or other rights, preferences, privileges, limitations or restrictions of such Preferred Stock.

    The Preferred Stock will be fully paid and nonassessable when it is issued. Unless otherwise specified in the applicable Prospectus Supplement, your Preferred Stock will rank equally in all respects to the outstanding shares of Preferred Stock. As of November 16, 1998, there were outstanding 3,729,250 shares of the Company's Preferred Stock. The Preferred Stock will have no preemptive rights to subscribe for any additional securities that may be issued by the Company.

DIVIDENDS

    Unless the applicable Prospectus Supplement states differently, you will be entitled to receive dividends on the Preferred Stock before any may be declared or paid on the Common Stock (or on any other junior capital stock of the Company junior to the Preferred Stock regarding payment of dividends, liquidation or other preferences ("junior capital stock"). Dividends will be paid on each January 15, April 15, July 15 and October 15, at the rates specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. Any formula used to determine the variable rate will be described in the applicable Prospectus Supplement. The record date, as fixed by the Board of Directors, will be at least 15 days but no more than 60 days before a dividend payment date. Unless the applicable Prospectus Supplement states differently, dividends will be paid in cash.

    The applicable Prospectus Supplement will specify whether dividends are cumulative or noncumulative. If the Board of Directors does not declare a dividend for a particular dividend payment date and dividends are noncumulative, then you will not receive a dividend for that period. If dividends on a particular series are not paid in full (or declared in full with the payment amount set apart), then such dividends will not be declared and paid unless dividends are declared and paid proportionately on all other series of outstanding Preferred Stock (including any accrued dividends or dividends in arrears).

    Any conditions or restrictions on the Company on dividends or other distributions on, or purchasing, redeeming or otherwise acquiring Common Stock (or any other junior capital stock) will be stated in the applicable Prospectus Supplement.

LIQUIDATION RIGHTS

    If the Company is voluntarily or involuntarily liquidated, dissolved or wound-up, as a holder of Preferred Stock, you will be entitled to receive the amount specified in the applicable Prospectus Supplement, together with all accrued and unpaid dividends, before any distribution of the Company's assets will be made to the holders of Common Stock (or any other junior capital stock). After such distribution, you will not be entitled to any additional distribution. If there are not enough assets to pay all holders of a series of Preferred Stock in full, then such assets will be distributed proportionately among the holders.

    Neither the consolidation, merger or other business combination of the Company with another entity nor the transfer of all or any part of the Company's property, assets or business will be considered a liquidation, dissolution or winding up of the Company.

REDEMPTION

    As stated in the applicable Prospectus Supplement, the Company may redeem all or a part of any series of Preferred Stock at its option or when specified events occur. If the Company plans to redeem only a part of a series, those shares will be selected by lot or treated proportionately, as determined by resolution of the Board of Directors.

    The Company must publish notice of any redemption in a newspaper at least 20 but no more than 50 days before the redemption date. The Company will also mail a similar notice within that same time period. The Board of Directors may fix a record date at least 20 but no more than 50 days before the redemption date.

    Before the redemption date, the Company will deposit money for the redemption payment with a bank or trust company. On the redemption date, all dividends on the series of Preferred Stock called for redemption will stop accruing and all your rights will end (except your right to receive the redemption price without interest). Any funds which remain unclaimed by the holders for six years after the redemption date will become the property of the Company. After that time, you will be a general unsecured creditor of the Company and may only look to the Company for payment of such funds.

CONVERSION RIGHTS

    No series of Preferred Stock will be convertible into Common Stock.

VOTING RIGHTS

    Unless the applicable Prospectus Supplement states that the Board of Directors has determined differently, or as required by law, you can vote only if dividends on your series of Preferred Stock (or any other capital stock ranking equally with that series) have been in arrears for six calendar quarters (whether consecutive or not). In that case, you will be entitled to vote for the election of two of the Company's directors at the annual meetings of stockholders until all accumulated dividends have been fully paid or set apart for payment. You will vote with all other holders of other series of Preferred Stock that are in the same situation as a separate class. Each holder will have one vote for each share held. Directors elected in this manner will hold office for so long as these holders are entitled to this voting right.

    So long as any series of Preferred Stock remains outstanding, the Company will need the consent of the holders of at least two-thirds of the shares of that series (voting separately as a class with all other series of Preferred Stock with like voting rights) to:

    - issue or increase the authorized amount of any class or series of stock ranking senior to that series regarding dividends or liquidation; or

    - amend or repeal the provisions of the Certificate of Incorporation or the Certificate of Designation (whether by merger, consolidation or otherwise), in a way that materially adversely affects any power, preference or special right of that series.

    Any increase in the amount of the authorized Common or Preferred Stock or the creation and issuance of Common Stock or any other series of Preferred Stock ranking equally with or junior to a series of Preferred Stock will not be considered to materially adversely affect the powers, preferences or special rights of the shares of that series.

    Unless the applicable Prospectus Supplement states differently, the transfer agent, dividend disbursing agent and registrar for each series of Preferred Stock will be ChaseMellon Shareholder Services L.L.C.

                        DESCRIPTION OF DEPOSITARY SHARES

    The Depositary Shares will represent fractional interests in shares of Preferred Stock. As a holder of Depositary Shares, you will be entitled to a proportionate share of all the rights and preferences of a holder of Preferred Stock (for example, dividend, voting, redemption and liquidation rights). Your proportionate rights and preferences will be subject to the applicable Deposit Agreement. This is a summary and is not complete. This summary does not describe certain exceptions and qualifications contained in the Deposit Agreement. You should read the Deposit Agreement, a form of which is filed as an exhibit to the Registration Statement.

GENERAL

    The Depositary will issue Depositary Receipts to evidence Depositary Shares. Each Depositary Receipt will represent a fractional interest (to be specified in the applicable Prospectus Supplement) in a share of a particular series of Preferred Stock.

    The Depositary Shares will be deposited under a Deposit Agreement among the Company, a bank or trust company selected by the Company as the Depositary and the holders of the Depositary Receipts. The Depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The name and address of the Depositary will be specified in the applicable Prospectus Supplement.

    Before the definitive engraved Depositary Receipts are available, the Depositary may issue temporary Depositary Receipts substantially identical to the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared within a reasonable time and will be exchanged for the temporary Depositary Receipts at the Company's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute to the holders of Depositary Receipts all cash dividends or other cash distributions on the fractional shares of Preferred Stock. These cash dividends and other cash distributions will be distributed proportionately (based on holdings of the Depositary Shares on the applicable record date). The Depositary will not distribute amounts less than one cent. The Depositary will hold any such balances of fractional cents, without liability for interest on these balances. The Depositary will distribute these balances with the next sum received for distribution to holders of Depositary Receipts then outstanding.

    If the Company distributes property other than cash, the Depositary will distribute the property as close to proportionately as possible (based on holdings of the Depositary Shares on the applicable record date). If the Depositary determines that it is not feasible to make such a distribution, the Depositary may (with the approval of the Company) sell the property and distribute the net proceeds of such sale or use some other fair and practical method to make the distribution.

    Each Deposit Agreement will also explain how holders of Depositary Shares can participate in any subscription or similar rights offered by the Company to holders of the Preferred Stock deposited under such Deposit Agreement.

REDEMPTION OF DEPOSITARY SHARES

    When all or a part of the shares of corresponding Preferred Stock are redeemed, the Depositary will redeem the Depositary Shares with the proceeds received from the redemption of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by a Depositary, the Depositary will redeem a number of Depositary Shares representing the number of shares of Preferred Stock redeemed by the Company. The Depositary Shares will be redeemed on the same redemption date as the corresponding Preferred Stock. The Depositary will mail any notice of redemption at least 20 days but not more than 50 days before the redemption date. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share of the Preferred Stock. If only a part of the Depositary Shares are to be redeemed, the Depositary may select by lot or redeem a proportionate amount of all Depositary Shares.

    Beginning on the redemption date, the Depositary Shares called for redemption will no longer be considered outstanding. All rights of the holders of such Depositary Shares will cease, except for the right to receive the moneys payable or rights to which the holders were otherwise entitled on such redemption.

VOTING RIGHTS

    As soon as practical after the Depositary receives notice of any meeting at which the holders of shares of Preferred Stock may vote, the Depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the Depositary Shares on the record date for such meeting. Each such holder will be able to instruct the Depositary on how to exercise the voting rights of the corresponding Preferred Stock. The Depositary will endeavor to vote the Preferred Stock in accordance with such holder's instructions. The Company will agree to take all action the Depositary considers necessary to enable it to do so. The Depositary will abstain from voting shares of Preferred Stock for which it has not received specific instructions from the holders of the applicable Depositary Shares.

WITHDRAWAL OF STOCK

    An owner of Depositary Shares which have not been called for redemption and who surrenders the Depositary Receipts at the Depositary's principal office will be entitled to whole shares of Preferred Stock and all money and any other property represented by those Depositary Shares. Fractional shares of Preferred Stock will not be delivered. If the Depositary Receipts surrendered by the holder are greater than the number of whole shares of Preferred Stock to be withdrawn, the Depositary will also deliver to such holder a new Depositary Receipt for the fractional shares. If you withdraw Preferred Stock in this way, you will not be able to deposit them under a Deposit Agreement or to exchange them for Depositary Shares. The Company expects that a public trading market will exist only for Depositary Shares and not for the corresponding Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The Company and the Depositary may agree to change the form of Depositary Receipt or any provision of a Deposit Agreement. However, any amendment that materially adversely alters the rights of the existing holders of Depositary Shares requires the approval by the holders of at least a majority of the Depositary Shares then outstanding under that Deposit Agreement. Each Deposit Agreement will provide that each holder of Depositary Shares who continues to hold those Depositary Shares when an amendment becomes effective will be considered to have consented to the amendment and will be bound by the amendment. Except to comply with any mandatory provisions of law or as otherwise provided in the related Deposit Agreement, no amendment may impair the right of any holder of any Depositary Shares to surrender the Depositary Receipt to the Depositary together with instructions to deliver to such holder the whole shares of Preferred Stock represented by the surrendered Depositary Shares and all money and any other property represented by such Depositary Shares. A Deposit Agreement may be terminated by the Company or the Depositary only if:

    - all outstanding Depositary Shares issued under the Deposit Agreement have been redeemed; or

    - in connection with the liquidation, dissolution or winding-up of the Company, there has been a final distribution of the corresponding Preferred Stock, and the Depositary has distributed the amount it received to the holders of those Depositary Shares.

CHARGES OF THE DEPOSITARY

    The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of any Depositary in connection with the initial deposit of Preferred Stock and the initial issuance of the applicable Depositary Shares and any redemption of such Preferred Stock. Holders of Depositary Shares will pay any other taxes and charges incurred for their accounts as provided in the applicable Deposit Agreement.

MISCELLANEOUS

    Each Depositary will send to the holders of Depositary Shares all reports and communications it receives from the Company that the Company is required to furnish to the holders of the Preferred Stock. Each Depositary will also make available for inspection by the holders of those Depositary Shares, at the principal office of such Depositary and at such other places as it considers advisable, all reports and communications received from the Company that are received by such Depositary as the holder of Preferred Stock.

    The Depositary and the Company assume liability under a Deposit Agreement to holders of the Depositary Shares only for negligence or willful misconduct. Neither any Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a Deposit Agreement. The obligations of the Company and any Depositary under a Deposit Agreement will be limited to good faith performance of their duties. Neither the Depositary nor the Company will be obligated to prosecute or defend any legal proceeding regarding any Depositary Shares or Preferred Stock unless satisfactory indemnity is provided. The Company and any Depositary may rely on written advice of counsel or accountants, on information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed in good faith to be competent to give such information. The Depositary and the Company may also rely on documents they believe are genuine and signed or presented by the proper party or party(ies).

    Owners of the Depositary Shares will be treated as if they were owners of the Preferred Stock for United States federal income tax purposes.

RESIGNATION AND REMOVAL OF DEPOSITARY

    A Depositary may resign at any time by delivering a notice of resignation to the Company. The Company may remove any Depositary at any time. Any such resignation or removal will be effective when a Company-appointed successor accepts the appointment. The successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal. The successor Depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                              BOOK-ENTRY ISSUANCE

    Unless otherwise indicated in the applicable Prospectus Supplement, the Preferred Securities and the Debentures will be issued only in book-entry form. This means that the Company and the Trusts will not issue certificates to you. Instead, ownership of the Preferred Securities and the Debentures will be represented by one or more global certificates that will be registered in the name of The Depository Trust Corporation, New York, New York ("DTC"), the securities depositary, or its nominee, Cede & Co. This form will be referred to as "book-entry only."

    One or more fully registered global certificates will be issued for the Preferred Securities and the Debentures, representing in the aggregate, the total number of such Trust's Preferred Securities or aggregate principal balance of Debentures, respectively. These global certificates will be deposited with the Property Trustee as custodian for DTC.

    Any series of Preferred Stock (and the Depositary Shares relating to such series) may be issued in either certificate or book-entry form, as specified in the applicable Prospectus Supplement. Ownership of Preferred Stock or Depositary Shares issued in book-entry form will be represented by one or more global stock certificates or a global Depositary Receipt registered in the name of DTC, or its nominee, Cede & Co.

    Purchases of Preferred Securities, Debentures, Preferred Stock or Depositary Shares within the DTC system must be made by or through Participants, including Euroclear and Cedel, which will receive a credit for the Preferred Securities, Debentures, Preferred Stock or Depositary Shares on DTC's records. The ownership interest of the actual purchaser of Preferred Securities, Debentures, Preferred Stock or Depositary Shares and any transfers of those interests, are in turn recorded separately on the Participants' records acting on behalf of the actual owners of the Preferred Securities, Debentures, Preferred Stock or Depositary Shares. Under book-entry only, none of the Company, the Trusts or DTC will issue certificates or written confirmations to individual beneficial holders of their purchases, except if the use of the book-entry system for the Preferred Securities, Debentures, Preferred Stock or Depositary Shares is discontinued.

TRANSFERS

    Transfers between Participants are completed through the DTC system and are settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

CROSS-MARKET TRANSFERS

    With respect to cross-market transfers between DTC Participants and Euroclear or Cedel participants, such transfers will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel by its respective depositary. These cross-market transactions will require the delivery of instructions to Euroclear or Cedel by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of Euroclear and Cedel. If the transaction meets the respective system's settlement requirements, Euroclear or Cedel, as applicable, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities, Debentures, Preferred Stock or Depositary Shares in DTC. Only then will Euroclear or Cedel make or receive payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Both Euroclear and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

    Because of time zone differences involved in cross-market transfers, the securities account of a Euroclear or Cedel participant purchasing an interest in a Preferred Security, Debenture, Preferred Stock or Depositary Share from a DTC Participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Cedel) immediately following the DTC settlement date, and any such crediting will be reported to the relevant Euroclear or Cedel participant. Any cash received in Euroclear or Cedel as a result of sales of interests in a Preferred Security, Debenture, Preferred Stock or Depositary Share by or through a Euroclear or Cedel participant to a DTC Participant will be received with value on the DTC settlement date, but will only be available in the relevant Euroclear or Cedel cash account as of the business day for Euroclear or Cedel following the DTC settlement date.

RECORD-KEEPING AND NOTICE

    DTC will have no knowledge of the actual owners of the beneficial interests of the Preferred Securities, Debentures, Preferred Stock or Depositary Shares. Instead, DTC's records reflect only the identity of the Participants to whose accounts such Preferred Securities, Debentures, Preferred Stock or Depositary Shares are credited, which may not be the owners of beneficial interests in the global securities. The Participants will in turn keep account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Participants, by and among Participants, and by Participants to the owners of beneficial interests, and the voting rights of Participants and owners of beneficial interests will be governed by arrangements among them, subject to any statutory or regulatory requirements.

    Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities, Debentures, Preferred Stock or Depositary Shares. If less than all of a Trust's Preferred Securities or Debentures or less than all of the Preferred Stock or Depositary Shares are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Participant to be redeemed.

VOTING RIGHTS

    Although voting with respect to the Preferred Securities, Debentures, Preferred Stock or Depositary Shares is limited to the holders of record of the Preferred Securities, Debentures, Preferred Stock or Depositary Shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Preferred Securities, Debentures, Preferred Stock or Depositary Shares. It is DTC's current practice to mail an omnibus proxy to the relevant Trustee as soon as possible after the specified record date. This omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts such Preferred Securities or Debentures are credited on the record date.

DISTRIBUTION PAYMENTS

    Distribution payments on the Preferred Securities, Debentures, Preferred Stock or Depositary Shares will be made by the relevant Trustee to DTC. When any payment of principal or interest is received, it is DTC's current practice to credit the respective Participant's account on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. Payments by Participants to owners of beneficial interests in the global securities, and voting by Participants, will be governed by the customary practices between the Participants and owners of beneficial interests for customer accounts registered in "street name." However, these payments will be the responsibility of the Participants (not of DTC), the relevant Trustee, the applicable Trust or the Company. Payment to DTC of Distributions is the responsibility of the relevant Trustee; payment to DTC of cash dividends and other distributions is the responsibility of the Company. Disbursement of such payments to the Participants is the responsibility of DTC, while disbursements of such payments to the owners of the beneficial interests is the responsibility of the Participants.

    The Company will wire principal and interest payments to DTC's nominee. The Company and the Trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, neither the Company nor the Trustee is directly responsible or liable for amounts due on the securities to owners of the beneficial interests in the global securities.

DTC SERVICES

    DTC has provided the Company with the following information:

    - DTC is a limited purpose trust company organized under the New York Banking Law;

    - a "banking organization" within the meaning of the New York Banking Law;

    - a member of the Federal Reserve System;

    - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

    DTC holds securities that its Participants deposit with DTC. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC also facilitates the settlement among these Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates.

    DTC's book-entry system is also available for use by other organizations such as securities brokers and dealers, banks and trust companies that work through a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

    DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

DISCONTINUANCE OF DTC SERVICES

    DTC may discontinue providing services as securities depositary with respect to any of the Preferred Securities, Debentures, Preferred Stock or Depositary Shares at any time by giving reasonable notice to the relevant Trustee and the Company. Preferred Securities and Debentures represented by a global security will be exchangeable for Preferred Security or Debenture certificates with the same terms in authorized denominations only if:

    - DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days; or

    - the Company instructs the Trustee, at its option, that the global security is now exchangeable.

    In addition, after a Debenture Event of Default, the holders of a majority of the Liquidation Amount of Preferred Securities or aggregate principal amount of Debentures may determine to discontinue the system of book-entry transfers through DTC. In such case, definitive certificates for such Preferred Securities or Debentures will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trusts and the Company believe to be accurate, but the Trusts and the Company assume no responsibility for the accuracy of such information. Neither the Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described above or under the rules and procedures governing their respective operations.

                              ERISA CONSIDERATIONS

    With the possible exception of any class of Preferred Securities which is listed on a securities exchange or interdealer quotation system, if Benefit Plan Investors (defined as (i) employee benefit plans under Section 3(3) of ERISA (whether or not subject to ERISA), (ii) "plans" as defined in

Section 4975(e) of the Internal Revenue Code or (iii) entities deemed to hold plan assets of either of such plans under Department of Labor regulation 29 C.F.R. Section2510.3-101 ("Plan Assets Regulation") or applicable law), in the aggregate, acquire 25% or more of the value of any class of Trust Securities (excluding any Trust Securities owned by the Property Trustee, Delaware Trustee, Company, Administrators or any of their affiliates), a portion of the assets owned by any Trust would likely be treated as if they were "plan assets" of any such Benefit Plan Investors which are subject to Part 4 of Title I of ERISA or
Section 4975 of the Internal Revenue Code (collectively, "ERISA Plans"). The acquisition of Trust Securities by Benefit Plan Investors will not be monitored, and there can be no assurance that Benefit Plan Investors will not at any time own less than 25% of the value of a class of Trust Securities.

    If a class of Preferred Securities is listed on a securities exchange or interdealer quotation system, it is expected that such class of Preferred Securities will be freely transferable, widely-held and registered in a timely fashion under Sections 12(b) or 12(g) of the Exchange Act, so that such securities will constitute "publicly offered securities" within the meaning of the Plan Assets Regulation. Accordingly, the acquisition of such Preferred Securities by Benefit Plan Investors should not result in the assets owned by any Trust being treated as "plan assets" of such purchasers. The Common Securities will be held by the Company.

    If the assets of any Trust were treated as plan assets, the fiduciary standards in ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code (which generally prohibit most direct or indirect transactions between ERISA Plans and persons who are "parties in interest" or "disqualified persons" with respect to such plans) would likely apply to the assets owned by and the operations of such Trust. Under such circumstances, the Property Trustee, Delaware Trustee and Administrators would likely be treated as "parties in interest" and "disqualified persons" subject to the prohibited transaction provisions and could be construed as fiduciaries for purposes of ERISA with respect to each ERISA Plan owning Preferred Securities. In addition, the loan between such Trust and the Company, as evidenced by the Debentures, might constitute a non-exempt prohibited transaction unless the Company is not a party in interest or a disqualified person with respect to any ERISA Plan which owns a Trust Security. By virtue of the activities of the Company and its subsidiaries, the Company is a party in interest and disqualified person with respect to many ERISA Plans from time to time. Because of this fact, the acquisition or ownership of Preferred Securities by any ERISA Plan as to which the Company is a party in interest or disqualified person might also constitute a prohibited transaction in the absence of a prohibited transaction exemption, whether or not assets of any Trust are treated as plan assets.

    No ERISA Plan should acquire Preferred Securities unless it qualifies for a prohibited transaction exemption. Prohibited transaction exemptions that may apply are transactions negotiated: (i) by "qualified professional asset managers"; (ii) with insurance company pooled separate accounts; (iii) by bank collective trust funds; (iv) by insurance company accounts; and (v) by certain qualified "in-house asset managers". The acquisition of Preferred Securities by an ERISA Plan shall constitute a representation and warranty by such ERISA Plan and its fiduciary responsible for such acquisition that such security is being acquired and held pursuant to an applicable prohibited transaction exemption and, accordingly, that the acquisition and holding of the securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Internal Revenue Code.

    This discussion of ERISA Plans and other Benefit Plan Investors is general and does not cover every situation. Any Benefit Plan Investor considering a purchase of Preferred Securities should consult with its counsel regarding the potential consequences of such purchase. In particular, ERISA Plans should consider the potential consequences if the assets of the Trust were treated as "plan assets" and the availability and extent of exemptive relief under applicable prohibited transaction exemptions.

                              PLAN OF DISTRIBUTION

    The Company and the Trusts may sell the offered securities (a) through agents; (b) through underwriters; (c) through dealers; (d) directly to one or more purchasers; or (e) through a combination of any of these methods of sale.

BY AGENTS

    Offers to purchase securities may be solicited by agents designated by the Company. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment, unless the applicable Prospectus Supplement states differently.

BY UNDERWRITERS

    If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined by the underwriters at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed.

BY DEALERS

    If a dealer is used to sell the securities, the offered securities will be acquired by the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

DIRECT SALES

    Offered securities may also be sold directly by the Company or the applicable Trust. In this case, no other underwriters, agents or dealers would be involved.

GENERAL INFORMATION

    Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the Company or the applicable Trust and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in the applicable Prospectus Supplement.

    The Company or the Trusts may have agreements with the underwriters, dealers or agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

    The Company or the applicable Trust may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of securities under such delayed delivery contracts accepted by the Company or the applicable Trust.

    Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company or its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

    Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed on for the Company by Cadwalader, Wickersham & Taft, New York, New York, counsel to the Company and for the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trusts and the Company. The validity of the Debentures, Guarantees and/or Preferred Stock will be passed on for the underwriters by Kramer Levin Naftalis & Frankel LLP, New York, New York. Cadwalader, Wickersham & Taft and Kramer Levin Naftalis & Frankel LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OR TO MAKE ANY REPRESENTATION TO YOU THAT IS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT UNDER ANY CIRCUMSTANCES ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS CORRECT ON ANY DATE AFTER THEIR RESPECTIVE DATES.
                           --------------------------

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                  -----------
                            PROSPECTUS SUPPLEMENT
Certain Definitions.............................................         S-2
Forward-Looking Statements......................................         S-2
Prospectus Supplement Summary...................................         S-3
Risk Factors....................................................         S-7
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends.....................................................        S-10
Use of Proceeds.................................................        S-10
Capitalization..................................................        S-11
Description of Debentures.......................................        S-12
Description of Preferred Securities.............................        S-18
Description of Guarantee........................................        S-23
Certain Federal Income Tax Consequences.........................        S-24
Underwriting....................................................        S-28
Legal Matters...................................................        S-29
Experts.........................................................        S-29

                                 PROSPECTUS
Where You Can Find More Information.............................           2
Certain Definitions.............................................           4
Forward-Looking Statements......................................           4
Risk Factors....................................................           5
The Company.....................................................           8
The Trusts......................................................           9
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends.....................................................          10
Use of Proceeds.................................................          10
About this Prospectus...........................................          11
Overview of Debentures, Preferred Securities and Guarantees.....          11
Description of Debentures.......................................          12
Description of Preferred Securities.............................          23
Description of Guarantees.......................................          35
Relationship Among Debentures, Preferred Securities and
  Guarantees....................................................          37
Description of Preferred Stock..................................          40
Description of Depositary Shares................................          42
Book-Entry Issuance.............................................          46
ERISA Considerations............................................          48
Plan of Distribution............................................          50
Legal Matters...................................................          51
Experts.........................................................          51

                           --------------------------

    UNTIL       , 1999 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               10,000,000 SHARES

                                  BEAR STEARNS
                                CAPITAL TRUST II

                                  % TRUST ISSUED
                              PREFERRED SECURITIES

                              (LIQUIDATION AMOUNT
                          $25 PER PREFERRED SECURITY)
                   GUARANTEED TO THE EXTENT SET FORTH HEREIN
                                       BY

                                THE BEAR STEARNS
                                 COMPANIES INC.

                        -------------------------------

                             PROSPECTUS SUPPLEMENT

                        -------------------------------

                            BEAR, STEARNS & CO. INC.

                                LEHMAN BROTHERS

                              MERRILL LYNCH & CO.

                           MORGAN STANLEY DEAN WITTER

                            PAINEWEBBER INCORPORATED

                       PRUDENTIAL SECURITIES INCORPORATED

                              SALOMON SMITH BARNEY

                               DECEMBER   , 1998

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